                                                                EXHIBIT 4.7









                             CONTINENTAL EMPLOYEES
                             SAVINGS INCENTIVE PLAN


              (As Amended and Restated Effective January 1, 1989)

                               TABLE OF CONTENTS

SECTION 1
General

1.1.        General
1.2.        Related Companies and Employers
1.3.        Trust Agreement, Plan Administration
1.4.        Plan Year
1.5.        Accounting Dates
1.6.        Applicable Laws
1.7.        Gender and Number
1.8.        Notices
1.9.        Form and Time of Elections
1.10.       Evidence
1.11.       Action by Company and Employers
1.12.       No Reversion to Employers
1.13.       Plan Supplements
1.14.       Defined Terms

SECTION 2
Participation in Plan

2.1.        Eligibility for Participation
2.2.        Eligible Employees and Excluded Employees
2.3.        Election to Participate
2.4.        Inactive Participation
2.5.        Plan Not Contract of Employment
2.6.        Leased Employees

SECTION 3
Service

3.1.        Years of Service
3.2.        Leave of Absence
3.3.        One Year Break in Service

SECTION 4
Member Contributions

4.1.        Pre-Tax Contributions
4.2.        Payment of Pre-Tax Contributions
4.3.        Variation, Discontinuance or Resumption of
              Pre-tax Contributions
4.4.        Salary
4.5.        Limitation on the Amount of Salary Taken
              Into Account For Any Plan Year
4.6.        Rollover Contributions

SECTION 5
Matching Contributions

5.1.        Matching Contributions
5.2.        Employment on Last Day of Period
5.3.        Limitations on Amount of Employer Contributions
5.4.        Payment of Employer Contributions
5.5.        Forfeiture of Matching Contributions

SECTION 6
Investment of the Trust Fund

6.1.        Investment Funds
6.2.        Investment Fund Accounting
6.3.        Investment Fund Elections
6.4.        Transfers Between Investment Funds
6.5.        Committee Rules and Restrictions
6.6.        Section 404(c)

SECTION 7
Plan Accounting

7.1.        Members' Accounts
7.2.        Adjustment of Member's Accounts
7.3.        Statement of Accounts

SECTION 8
Limitations on Compensation, Contributions and Allocations

8.1.        Reduction of Contribution Rates
8.2.        Compensation for Limitation/Testing Purposes
8.3.        Limitations on Annual Additions
8.4.        Excess Annual Additions
8.5.        Combined Plan Limitation
8.6.        $7,000 Limitation
8.7.        Section 401(k)(3) Testing
8.8.        Correction Under Section 401(k) Test
8.9.        Code Section 401(m)(2) Testing
8.10.       Correction Under Section 401(m) Test
8.11.       Multiple Use of Alternative Limitation
8.12.       Highly Compensated
8.13.       Plan Disaggregation

SECTION 9
Vesting and Termination

9.1.        Vesting
9.2.        Termination Date
9.3.        Distribution Only Upon Separation From Service

SECTION 10
Loans and Withdrawals of Contributions While Employed

10.1.       Loans to Members
10.2.       Withdrawals During Employment
10.3.       Hardship Withdrawals
10.4.       Forms of Loan and Withdrawal

SECTION 11
Distributions

11.1.       Distributions to Members After Termination
              of Employment
11.2.       Distributions to Beneficiaries
11.3.       Limits on Commencement and Duration of Distributions
11.4.       Beneficiary Designations
11.5.       Valuation Pursuant to Distribution
11.6.       Application of Forfeitures
11.7.       Facility of Payment
11.8.       Interests Not Transferable
11.9.       Absence of Guaranty
11.10.      Direct Rollover Option
11.11.      Missing Members or Beneficiaries
11.12.      Disability Distribution

SECTION 12
The Committee

12.1.       Membership
12.2.       Allocation and Delegation of Committee
              Responsibilities and Powers
12.3.       Uniform Rules
12.4.       Information to be Furnished to Committee
12.5.       Committee's Decision Final
12.6.       Exercise of Committee's Duties
12.7.       Remuneration and Expenses
12.8.       Indemnification of the Committee
12.9.       Resignation or Removal of Committee Member
12.10.      Appointment of Successor Committee Members
12.11.      Information to Trustee Concerning Committee

SECTION 13
Amendment and Termination

13.1.       Amendment
13.2.       Method of Making Amendment
13.3.       Termination
13.5.       Vesting and Distribution on Termination and
              Partial Termination
13.6.       Notice of Amendment, Termination or Partial
              Termination

SUPPLEMENT A

APPENDIX A

APPENDIX B

                             CONTINENTAL EMPLOYEES
                             SAVINGS INCENTIVE PLAN


                                   SECTION 1

                                    General

         1.1. General. Effective January 1, 1980, Continental Illinois Corporation ("CICorp") established the Continental Illinois Employees Cash and Deferred Profit Sharing Plan and Trust (the "Cash and Deferred Plan and Trust"). The Cash and Deferred Plan and Trust were amended and restated effective July 1, 1985 as the Continental Illinois Employees Savings Incentive Plan and Trust, (the "Plan" and "Trust") a profit sharing plan that includes a cash or deferred arrangement and related trust.

         On December 11, 1988, CICorp became Continental Bank Corporation (the "Company" or "CBC"). The Plan and Trust have been amended from time to time. The Company has determined that the Plan and Trust document should be amended and restated as two separate documents, one embodying the Plan, and the other the Trust. The following provisions constitute an amendment, restatement and continuation of the Plan as in effect immediately prior to January 1, 1989, the "Effective Date" of the Plan as set forth herein, which on and after the Effective Date shall be known as the Continental Employees Savings Incentive Plan. The Plan is intended to qualify as a profit sharing plan with a cash or deferred arrangement under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         1.2. Related Companies and Employers. The term "Related Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company, that has been designated by the Chairman of CBC as having adopted the Plan are referred to below collectively as the "Employers" and individually as an "Employer". Appendix A to the Plan lists the Employers.

         1.3. Trust Agreement, Plan Administration. All contributions made under the Plan will be held, managed and controlled by one or more trustees (the "Trustee") acting under a trust (the "Trust" or "Trust Agreement") which forms a part of the Plan. The authority to control and manage the operation and administration of the Plan is vested in a Committee described in subsection
12.1. The members of the Committee shall be "named fiduciaries", as described in section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to their authority under the Plan. The Administrator of the Plan shall be selected by the Committee described in
Section 12, and except as otherwise expressly provided therein, shall have the rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of ERISA and of a "plan administrator" as that term is defined in section 414(g) of the Code.

         1.4. Plan Year. The term "Plan Year" means the twelve-consecutive-month period beginning on each January 1.

         1.5. Accounting Dates. The term "Accounting Date" means the last day of each calendar quarter, provided, however, that effective January 1, 1990, the term Accounting Date means the last day of each month, and for all Plan Years means any other date that may be designated by the Committee as an Accounting Date.

         1.6. Applicable Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

         1.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.8. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

         1.9. Form and Time of Elections. Unless otherwise specified herein, each election permitted to be made by any Member or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be (a) in writing filed with the Committee at such times and in such form as the Committee shall require, or (b) to the extent permitted by the Committee under uniform and nondiscriminatory rules and regulations, under the Company's "Benefits Express Automated System".

         1.10. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         1.11. Action by Company and Employers. Except to the extent that the provisions of the Plan require that the Company or an Employer act by resolution of its Board of Directors, or a committee thereof, any action required or permitted to be taken by the Company or an Employer may be taken on its behalf by the Chairman of CBC or his delegate.

         1.12. No Reversion to Employers. No part of the corpus or income of the Trust shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan, except as specifically provided in the Trust Agreement.

         1.13. Plan Supplements. The provisions of the Plan as applied to any Employer or any group of employees of any Employer may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

         1.14. Defined Terms. Terms used frequently with the same meaning are indicated by initial capital letters, and are defined throughout the Plan. Appendix B to the Plan contains an alphabetical listing of all such terms and the subsections in which they are defined.


                                   SECTION 2

                             Participation in Plan

         2.1. Eligibility for Participation. Subject to the conditions and limitations of the Plan, each individual who was a Member in the Plan immediately prior to the Effective Date shall continue as such on and after that date, and each employee of an Employer who was not a Member in the Plan immediately prior to the Effective Date shall become a Member in the Plan on the first day of the first calendar quarter (the "Entry Date") coincident with or next following the date on which

         (a) he has completed one Year of Service and is an Eligible Employee, as defined at subsection 2.2 or, effective July 1, 1992 he is an Eligible Employee, and

         (b) he has elected in accordance with subsection 2.3 to participate in the Plan.

         2.2. Eligible Employees and Excluded Employees. Each employee of an Employer shall be an Eligible Employee, unless such employee is an Excluded Employee. The following classes of employees shall be Excluded Employees:

                 (a) persons who are members of a collective bargaining unit as to which retirement benefits have been the subject of good faith bargaining unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement;

                 (b) persons whose compensation is on a per diem or hourly basis; and

                 (c) persons who are employed by a branch or other subdivision of an Employer located outside of the United States and who are not compensated from United States sources.

An employee who transfers from salaried to hourly-paid status will, as of the date of transfer, become an Excluded Employee. An individual who transfers from hourly-paid to salaried status will become an Eligible Employee as of the date of transfer (or, for periods prior to July 1, 1992, after completion of one Year of Service from his initial date of hire.)

         2.3. Election to Participate. To become a Member, an Eligible Employee must file with the Employer a written application to participate in the Plan, on such form or forms and at such times as prescribed by the Committee, which application shall include (a) a "Pre-tax Contribution agreement" between the Eligible Employee and the Employer whereby he elects to reduce his Salary (as defined in subsection 4.4) to which he is thereafter entitled by an amount permitted under subsection 4.1, and otherwise in accordance with Section 4, and the Employer agrees to contribute such amount to the Plan on his behalf, and (b) an authorization by the Eligible Employee for the Employer to make regular payroll deductions of the amounts elected by him pursuant to such Pre-tax Contribution agreement. Any form that the Committee is required to provide shall be provided on or before the Entry Date on which the Eligible Employee is to become a Member and such election, if made in accordance with Committee requirements, shall take effect as of the first payroll date following such Entry Date. An election made under this subsection
2.3 shall remain in effect until such time as a subsequent election is made under subsection 4.3.

         2.4. Inactive Participation. Once an employee becomes a Member in the Plan, he will remain a Member as long as he continues to have an Account balance under the Plan for all purposes under the Plan except for, in the case of an individual who ceases to satisfy the requirement of subsection 2.1, the contribution provisions of Sections 4 and 5.

         2.5. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee or Member the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         2.6. Leased Employees.  If a person satisfies the requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee shall not be eligible to participate in this Plan or in any other plan maintained by an Employer or a Related Company which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person shall be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

         (a) for any period during which not more than 20 percent of the Non-highly Compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a member in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code; or

         (b) for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that he meets all of the conditions of this subsection 2.6 and applicable law required for treatment as a Leased Employee.

For purposes of paragraph (a) above, "Highly Compensated" shall have the meaning set forth in subsection 8.12.


                                   SECTION 3

                                    Service

         3.1. Years of Service. The term "Years of Service" means, with respect to any employee, the number of years, computed to fractional portions thereof, elapsed since the first date for which he was paid, or entitled to payment, for the performance of duties for an Employer or a Related Company, subject to the following:

         (a) if an employee's employment with the Employers and the Related Companies is terminated and he incurs a One Year Break in Service (as defined in subsection 3.3), he shall not be credited with service for the period between the date his employment is terminated and the date, if any, of his reemployment by an Employer or a Related Company;

         (b) if and to the extent that the Company so provides, the last continuous period of employment of an individual with any corporation or other organization which is merged or consolidated with, or all or substantially all of the assets or common capital stock of which are otherwise acquired by, a Related Company will be considered a period of service with a Related Company if, concurrently with or immediately following such merger, consolidation or acquisition, such individual is employed by a Related Company; and

         (c) Years of Service shall include the period of time during which an individual is on a Leave of Absence.

         3.2. Leave of Absence.  "Leave of Absence" means:

                 (i) subject to subsection 3.3, absence from active employment with a Related Company under conditions that, under uniform rules adopted by the Committee, is not treated as a termination of employment; or

                (ii) a leave of absence required by law or granted by a Related Company for military or governmental service, meaning thereby service in the armed forces of the United States during a period of national emergency or time of war, any governmental service pursuant to any national conscription law of the United States and any governmental service that the Committee by rules and regulations from time to time may specify as military or governmental service plus, in any case, an additional period of 90 days after separation or discharge from such service, provided that such additional period shall terminate forthwith in the case of any individual accepting permanent employment elsewhere than with a Related Company.

         3.3. One Year Break in Service. The term "One Year Break in Service" means, with respect to any employee, the 12-consecutive-month period commencing on a Termination Date (as defined in subsection 9.2) if he is not paid or entitled to payment for the performance of duties for the Employer or a Related Company during that 12-consecutive-month period. For purposes of determining whether a One Year Break in Service has occurred, an employee who is absent from service beyond the first anniversary of the date on which his Maternity or Paternity Absence began, shall be deemed to have incurred a Termination Date on the second anniversary of the date on which the Maternity or Paternity Absence began, subject to subsection 3.2. The Committee may require the employee to furnish such information as it considers necessary to establish that such individual's absence was a Maternity or Paternity Absence. The term "Maternity or Paternity Absence" means an employee's absence from work because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement.


                                   SECTION 4

                              Member Contributions

         4.1. Pre-Tax Contributions. Subject to the limitations set forth in subsection 4.5 and Section 8, and such additional rules as the Committee may establish on a uniform and nondiscriminatory basis, for each payroll period, the Employer shall contribute to the Plan on behalf of each Member an amount, in any multiple of one percent (1 percent), of not less than one percent (1 percent) nor greater than fifteen percent (15 percent) of his Salary (as defined in subsection 4.5) for such payroll period (such contributions being referred to herein as "Pre-tax Contributions") as elected by the Member and designated in the Pre-tax Contribution agreement entered into between the Member and the Employer, described in subsection 2.3.

         4.2. Payment of Pre-Tax Contributions. Pre-tax Contributions shall be paid to the Trustee by the Employer on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but not later than 90 days after the date on which such amounts would otherwise have been payable to the Member.

         4.3. Variation, Discontinuance or Resumption of Pre-tax
Contributions.  Subject to such rules and restrictions as the

Committee may establish on a uniform and nondiscriminatory basis, a Member may elect to change his contribution rate (but not retroactively) within the limits specified in subsection 4.1, to discontinue making contributions or to resume contributions.
         4.4. Salary. For purposes of this Section 4 and Section 5, a Member's Salary shall mean his basic salary or wages (unreduced by any amounts by which his base salary is reduced pursuant to any Pre-tax Contribution agreement or other salary reduction agreement with an Employer) paid to an employee by an Employer during the Plan Year or portion thereof during which he is an Eligible Employee, excluding payments (after the first six months of payments) under the provisions of the Continental Employees Disability Income Program and excluding any other additional compensation, such as overtime pay, shift differential, incentive compensation, bonuses and cash awards.

         4.5. Limitation on the Amount of Salary Taken Into Account For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning after 1988 the amount of Salary that may be taken into account under the Plan for any Plan Year for purposes of applying the annual percentage limitations of subsections 4.1 and 5.1 shall not exceed
(i) for each Plan Year beginning after 1988 and before January 1, 1994, $200,000 or such other amount as may be permitted for any year under section 401(a)(17) or any successor thereto of the Code, and (ii) for each Plan Year beginning on or after January 1, 1994, $150,000 or such other amount as may be permitted under Code Section 401(a)(17) or any successor thereto; taking into account for purposes of such limitation any proration required in situations where "family members" (as defined in sections 401(a)(17) and 414(q)(6) of the Code) and their Salaries must be aggregated, or where Salary is computed with respect to a period less than a full year (other than on account of mid-year commencement or cessation of active participation in the Plan).

         4.6. Rollover Contributions. An Eligible Employee may, with the consent of the Committee, make a Rollover Contribution (as defined below) to the Plan. The term "Rollover Contribution" means

         (a) a cash contribution to the Plan by the Eligible Employee of amounts distributed from a qualified plan described in section 401(a) of the Code (or distributed from an individual retirement account and constituting a "rollover contribution" as described in Code section 408(d)(3)) and made within 60 days of receipt of such amount, or

         (b) effective January 1, 1993, a cash payment made to the Plan by another qualified plan described in section

                 401(a) of the Code as a direct rollover (as contemplated under Code section 401(a)(31)) on behalf of and at the direction of the Eligible Employee,

provided such distributed or directly rolled over amounts are permitted to be rolled over to a qualified plan under applicable provisions of the Code as then in effect. The Committee may request from the Eligible Employee such documents as it considers necessary or desirable to establish that the Rollover Contribution satisfies the foregoing requirements. If an Eligible Employee who is not otherwise a Member makes a Rollover Contribution to the Plan, he shall be treated as a Member only with respect to his Rollover Contribution Account (defined in subsection 7.1(b)) until he has met all of the requirements for Plan participation set forth in subsections 2.1 and 2.3. The portion of a Member's interest under the Plan which is attributable to his Rollover Contributions shall be fully vested and nonforfeitable at all times.


                                   SECTION 5

                             Matching Contributions

         5.1. Matching Contributions. Subject to the conditions and limitations of subsection 4.5 and Section 8:

         (a)      Basic Employer Matching Contributions.

                 (i) For each Plan quarter, the Employer shall contribute to the Plan on behalf of each Member who completed at least one Year of Service prior to the date such quarter commenced an amount equal to 50 percent of that portion of the aggregate amount of Pre-tax Contributions contributed by the Employer to the Plan on behalf of such Member for that Plan quarter that does not exceed 4 percent of his Salary for that quarter. All such matching contributions shall be credited to the Member's Savings Incentive Account. Effective May 1, 1990, however, such contributions shall be made as of each monthly Accounting Date with respect to Members whose employment with the Employer terminated during the month ending on such Accounting Date as a result of any event described in subsection 5.2, and such contributions shall be based on Salary for the quarter in which such termination occurred to the date of such event.

                (ii) If in any Plan quarter or quarters the matching contribution under paragraph (i) above for any Contributing Member is, for any reason, less than the maximum match that could have been made for him in that quarter (i.e., 50 percent of the Pre-tax Contributions actually made on his behalf not in excess of 4 percent of his Salary for that quarter), then the Employer shall make an additional matching contribution on his behalf as of the end of the Plan Year in which such quarter falls. Such additional matching contribution shall be in an amount necessary to assure that the aggregate Basic Employer Matching Contributions under this subsection 5.1(a) made on such Contributing Member's behalf for that Plan Year are not less than 50 percent of the aggregate amount of his annual Pre-tax Contributions not in excess of 4 percent of his Salary for those quarters of the Plan Year after he completed a Year of Service. Such additional contribution shall be made only if the Member is in the employ of the Employer on the last day of the Plan Year unless the conditions of subsection 5.2 are satisfied. Such contribution shall be paid to the Trustee in accordance with the provisions of subsection 5.4 as part of the Basic Employer Matching Contribution for the last quarter of the Plan Year, and shall be credited to the Member's Savings Incentive Account in accordance with the provisions of subsection 7.2(f). Contributing Member means an Eligible Employee who has elected to have contributions made on his behalf for the relevant Plan Year quarter.

         (b) Supplemental Employer Matching Contributions. For each Plan Year, the Employer may, at the sole discretion of the Board of Directors of the Company, contribute to the Plan an additional matching amount which shall be a percentage not in excess of 150 percent of the aggregate amount of Pre-tax Contributions that do not exceed 4 percent of the aggregate Salaries of all Members for that Plan Year, which additional match may be expressed in terms of a "cents per dollar" match for each Member. Such additional matching contribution shall be credited to the Member's Savings Incentive Account. Notwithstanding the foregoing, a Member shall not share in the Supplemental Employer Matching Contribution provided for in this paragraph (b) for a Plan Year to the extent he has withdrawn Pre-tax Contributions attributable to that Plan Year.

         (c) Matching Contributions. The contributions described in this subsection 5.1 shall be referred to collectively as Matching Contributions.

         5.2. Employment on Last Day of Period. In order to receive a matching allocation under subsections 5.1(a) or (b), a Member must be in the employ of the Employer on the last day of the relevant Plan quarter or on the last day of the Plan Year, as the case may be, unless he:

         (a) terminated his employment with the Employer during the relevant Plan quarter or Plan Year on account of death, or on account of retirement under any provisions of the Continental Employees Pension Plan (but not including any termination of employment which may entitle an Employee to a vested deferred pension under the provisions of Section 6 of said Pension
                 Plan); or

         (b) was required to terminate employment with the Employer during the relevant Plan quarter or Plan Year because his or her spouse is employed by a member of the Employer Group; or

         (c) commenced receiving long-term disability benefits during the relevant Plan quarter or Plan Year pursuant to the provisions of the Continental Employees Disability Income Program; or

         (d) transferred his employment during such Plan Year, at the request of the Employer, to a Related Company that is not an Employer, and is employed by such Related Company on the last day of the relevant Plan quarter or the Plan Year, even if such employment is of such nature as to cause him to be an Excluded Employee; or

         (e) effective January 1, 1990, terminated his employment with the Employer (i) involuntarily because of a reduction in force; or (ii) pursuant to an individual, voluntary outplacement.

         5.3. Limitations on Amount of Employer Contributions. In no event shall the sum of any Pre-Tax and Matching Contributions made by an Employer for any Plan Year exceed the limitations imposed by section 404 of the Code on the maximum amount deductible on account thereof by the Employer for that year.

         5.4. Payment of Employer Contributions. Basic Employer Matching Contributions made under subsection 5.1(a) for each Plan quarter shall be transmitted to the Trustee as soon as reasonably practicable after the end of such quarter and, effective May 1, 1990, if required by the provisions of subsection 5.1, as soon as practicable after any other relevant Accounting Date. Supplemental Employer Matching Contributions made under subsection 5.1(b) for any Plan Year shall be paid to the Trustee, without interest, as soon as is reasonably practicable after the end of the Plan Year, but in no event later than the time prescribed by law including any extensions thereof for filing the Employer's federal income tax return for the fiscal year corresponding to such Plan Year.

         5.5. Forfeiture of Matching Contributions. Notwithstanding any other provision of the Plan, any portion of a Matching Contribution attributable to Pre-tax Contributions that are distributed as excess deferrals, excess contributions or excess aggregate contributions in accordance with subsections 8.4, 8.6, 8.8, or 8.11 shall be forfeited and applied in accordance with subsection 11.6.


                                   SECTION 6

                          Investment of the Trust Fund

         6.1. Investment Funds. One or more "Investment Funds" may be established under the Trust from time to time by the Retirement Plans Investment Committee described in the Trust Agreement, in accordance with the provisions of the Trust Agreement, for the investment of Members' Accounts, including, but not limited to, (a) a "Company Stock Fund" which shall be invested in common stock of CBC or any other security which is a "qualifying employer security" as that term is defined in section 407 of ERISA, and which complies with all of the requirements prescribed by ERISA with respect to any such investment; and (b) a "Loan Fund" for each Member which shall consist only of such Member's promissory notes, if any, evidencing loans made to such Member in accordance with the provisions of subsection 10.1.

         6.2. Investment Fund Accounting. The Committee shall maintain or cause to be maintained separate subaccounts for each Member in each of the Investment Funds to reflect separately his interests in each such Fund and the portion thereof that is attributable to each of his Accounts.

         6.3. Investment Fund Elections. At the time that a Member enrolls in the Plan and as of the first day of each calendar month, each Member may specify the percentage, in multiples of l percent, of contributions subsequently credited to his Accounts that are to be invested in each of the Investment Funds (other than a Loan Fund). Separate elections with respect to different types of contributions may not be made. During any period in which no direction has been provided to the Committee, contributions credited to a Member shall be invested in the Investment Funds as determined by the Committee.

         6.4. Transfers Between Investment Funds. As of the first day of a calendar month a Member may elect to transfer, in multiples of 1 percent, the value of his Accounts (determined as of the last day of the prior month) held in any Investment Fund (other than a Loan Fund) to any other Investment Fund then made available to such Member. A Member may make different elections under subsection 6.3 with respect to his future contributions and under this subsection 6.4 with respect to his existing Accounts.

         6.5. Committee Rules and Restrictions. Any Investment Fund election under subsections 6.3 or 6.4 shall not be valid unless made in the manner and at the times as the Committee shall provide pursuant to uniform and nondiscriminatory rules and procedures established by the Committee from time to time.

         6.6. Section 404(c). The Plan, the Plan's Investment Funds and the various election provisions described or referred to herein are designed and intended to be operated in accordance with the requirements of section 404(c) of ERISA and the Department of Labor's regulations thereunder.


                                   SECTION 7

                                Plan Accounting

         7.1. Members' Accounts. The Committee shall maintain (or cause to be maintained) the following "Accounts" in the name of each Member:

         (a) Savings Incentive Account. An umbrella Savings Incentive Account shall consist of the following Accounts:

                 (i) Pre-tax Contributions made pursuant to subsection 4.1 and the income, losses, appreciation and depreciation attributable thereto;

                (ii)      Matching Contributions made pursuant to subsection
                          5.1 and the income, losses, appreciation and depreciation attributable thereto; and

               (iii) amounts deferred under the Cash and Deferred Plan prior to July 1, 1985 and held in that plan's Deferred Employer Contributions Account and the income, losses, appreciation and depreciation attributable thereto.

         (b) Employer Contributions Account. An Employer Contributions Account shall consist of the following amounts:

                 (i) amounts held in a Member's "Employers Contribution Account", if any, established under the Continental Illinois Employees Profit Sharing Trust as it existed prior to the amendment and restatement thereof, and the income, losses, appreciation and depreciation attributable thereto. Such amounts shall be maintained and administered pursuant to the provisions of this Plan; and

                (ii) Rollover Contributions described in subsection 4.6, if any, made by any Member and the income, losses, appreciation and depreciation attributable thereto.

         (c) Voluntary Contributions Account. A Voluntary Contributions Account shall consist of the following amounts:

                 (i) contributions held in the Voluntary Contributions Account under the Cash and Deferred Plan prior to July 1, 1985;

                (ii) voluntary after-tax contributions made to this Plan, or recharacterized as such, under the terms of the Plan as in effect prior to 1987; and

               (iii) amounts held in a "Members Contributions Account," if any, established under the Continental Illinois Employees Profit Sharing Trust as it existed prior to the amendment and restatement thereof. Such amount shall be maintained and administered pursuant to the provisions of this Plan.

         (d) Transfer from Merged or Consolidated Plans. The account balances of any defined contribution plan that are transferred to this Plan as a result of a merger or consolidation of such plan with this Plan shall be treated as follows:

                 (i) an account balance representing pre-tax elective deferrals under section 401(k) of the Code, any employer matching contributions attributable thereto and any earnings and adjustments thereon shall be credited to the applicable Accounts of the Savings Incentive Account for the Accounting Date as of which such balance was transferred;

                (ii) an account balance representing any other employer contributions and any earnings and adjustments thereon shall be credited to an Employer Contributions Account for the Accounting Date as of which such balance was transferred; and

               (iii) an account balance representing employee voluntary after-tax contributions and any earnings and adjustments thereon shall be credited to the Voluntary Contributions Account for the Accounting Date as of which such balance was transferred.

The Accounts provided for in this subsection 7.1 shall be for accounting purposes only, and there shall be no segregation of assets within the Investment Funds among the separate Accounts. Reference to the "balance" in a Member's Accounts means the aggregate of the balances in the subaccounts maintained in the Investment Funds attributable to these Accounts.

         7.2. Adjustment of Member's Accounts. As of each Accounting Date (referred to in this subsection 7.2 as a "Current Accounting Date") prior to or coincident with his Distribution Date (as described in subsection 11.1), each Account in each Investment Fund (including a Member's Loan Fund Account, if any,) shall be adjusted in the following manner and order:

         (a) first, there shall be charged to the proper subaccount for each Account of each Member under each of the Investment Funds all payments, withdrawals, distributions, loans and transfers to other Investment Funds made on or after the last preceding Accounting Date that have not been charged previously;

         (b) next, there shall be credited to the proper subaccounts, if not previously so credited, transfers from other Investment Funds made since the last preceding Accounting Date;

         (c) next, there shall be credited to the proper subaccounts, if not previously so credited, (i) one-half of any Pre-tax Contributions received by the Trustee since the last preceding Accounting Date pursuant to subsection 4.1 and (ii) one-half of any principal and interest loan payments made by payroll deduction (which shall be credited in accordance with subsection 10.1(e);

         (d) next, the credit balances of the subaccounts of all such Members under each of the Investment Funds, other than the Loan Fund, shall be adjusted upward or downward, pro rata, according to such credit balances, determined pursuant to the foregoing provisions of this subsection 7.2, so that the aggregate of the credit balances of all subaccounts in each Investment Fund after such adjustment equal the Adjusted Net Worth (as defined below) of such Investment Fund as of the Current Accounting Date;

         (e) next, there shall be allocated and credited to each Member's Loan Fund subaccounts any loan made to such Member and any interest which has accrued thereon since the last preceding Accounting Date in accordance with subsection 10.1(b);

         (f) next, there shall be credited, if not previously so credited, Matching Contributions made pursuant to subsections 5.1(a) and
                 (b); loan payments received in a form other than by payroll deduction; any contribution received as a rollover or trustee to trustee transfer pursuant to subsection 4.6 and 7.1(d); and any remaining contributions and loan payments not otherwise credited pursuant to paragraphs (c) and (d) above.

The "Adjusted Net Worth" of an Investment Fund (other than the Loan Fund) as at any date means the then net worth of that Investment Fund computed on an accrual basis, as determined by the Trustee, in accordance with the provisions of the Trust and on the basis of fair market valuation as of that date, exclusive of amounts not taken into consideration in determining the fractions referred to in paragraph (c) above. In the event that any Accounting Date shall not be a business day, then any valuation to be made hereunder by the Trustee as of such Accounting Date shall be made as of the next preceding business day.

         7.3. Statement of Accounts. As soon as is reasonably practicable after each Plan Year quarterly Accounting Date, the Committee shall deliver or cause to be delivered to each person for whom an Account is maintained a statement reflecting the condition of his Accounts as of that date.

                                   SECTION 8

                          Limitations on Compensation,
                         Contributions and Allocations

         8.1. Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(a)(4), 401(k)(3), 401(m)(2), 402(g) and 415(c) of the
Code, the Committee may unilaterally modify or revoke any Pre-tax Contribution election made by a Member pursuant to Section 4.1 or may reduce (to zero if necessary) the level of Matching Contributions to be made on behalf of Highly Compensated Members for any month pursuant to subsection 5.1.

         8.2. Compensation for Limitation/Testing Purposes. "Compensation" for purposes of this Section 8 shall mean:

         (a) for Plan Years prior to 1991 the Member's wages, salary, commissions, bonuses, reimbursements, expense allowances and other amounts received (in cash or in kind) during the Plan Year from any Employer or Related Company for personal services actually rendered in the course of employment and includable in gross income, including taxable fringe benefits, nonqualified stock options taxable in the year of grant, amounts taxable under a section 83(b) election and nondeductible moving expenses, but excluding distributions from any deferred compensation plan (qualified or nonqualified), amounts realized from the exercise of (or disposition of stock acquired under) any nonqualified stock option or other benefits given special tax treatment and, for Plan Years after 1990, the Member's wages, for federal income tax withholding purposes, as shown on any Form W-2 issued to him for the Plan Year by an Employer or Related Company; plus

         (b) any elective contributions made on the Member's behalf for the Plan Year to a plan sponsored by an Employer or a Related Company that are not currently includable in income pursuant to sections 125 or 402(a)(8) of the Code, up to a maximum limit (i) for each Plan Year beginning after 1988 and before January 1, 1994, of $200,000 or such other amount as may be permitted under Code section 401(a)(17) or any successor thereto, and (ii) for each Plan Year beginning on or after January 1, 1994, $150,000 or such other amount as may be permitted under Code Section 401(a)(17) or any successor thereto; taking into account for purposes of the limitations at (i) and (ii) any proration of such amount required under applicable Treasury regulations in situations where "family members" (as defined in sections 401(a)(17) and 414(q)(6) of the Code) and their Compensation must be aggregated, or where Compensation is computed with respect to a period of less than a full year (other than on account of mid-year commencement or cessation of active participation in the Plan). "Compensation" under this subsection 8.2 shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed.

         8.3. Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Member's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

         (a) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A) of the Code); or

         (b) 25 percent of the Member's Compensation for that Plan Year (determined without regard to either clause (b) of subsection
                 8.2 or the limitation under section 401(a)(17) of the Code), calculated as if each Section 415 Affiliate (defined below) were a Related Company,

reduced by any Annual Additions for the Member for the Plan Year under any other defined contribution plan of an Employer or a Related Company or Section 415 Affiliate, provided that, if any other such plan has a similar provision, the reduction shall be pro rata. The term "Annual Additions" means, with respect to any Member for any Plan Year the sum of all contributions (excluding Rollover Contributions) and forfeitures allocated to a Member's Accounts under the Plan for such year pursuant to subsection 7.2, excluding Pre-Tax Contributions that are distributed as excess deferrals in accordance with subsection 8.6, but including any Pre-Tax or Matching Contributions distributed in accordance with subsections 8.8, 8.10 or 8.11. The term Annual Additions shall also include (i) employer contributions allocated for a Plan Year to any individual medical account under a pension or annuity plan from which benefits described in section 401(h) are payable and (ii) any amount allocated for a Plan Year to the separate account of a Member for payment of post-retirement medical benefits under a funded welfare benefit plan (as described in section 419A(d)(2) of the Code), either of which is maintained by an Employer or a Related Company or a Section 415 Affiliate. "Section 415 Affiliate" means any entity that would be a Related Company if the ownership test of section 414 of the Code was "more than 50 percent" rather than "at least 80 percent". The provisions of this subsection 8.3 shall be effective January 1, 1987.

         8.4. Excess Annual Additions. If, as a result of a reasonable error in estimating a Member's Compensation, a reasonable error in determining the amount of Pre-tax Contributions that may be made, or such other mitigating circumstances as the Commissioner of Internal Revenue shall prescribe, the Annual Additions for a Member for a Plan Year exceed the limitations set forth in subsection 8.3, the excess amounts shall be treated, as necessary, in accordance with Treas. Reg. Section 1.415-6(b)(6)(iii) after any Pre-tax Contributions are first returned. Any Pre-Tax Contributions returned under this subsection 8.4 shall be disregarded for tax purposes of 8.6, 8.7 and 8.11.

         8.5. Combined Plan Limitation. If a Member also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company or Section 415 Affiliate, the aggregate benefits payable to, or on account of, the Member under such plan together with this Plan shall be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Member under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Member does not exceed
1.0. For purposes of this subsection 8.5, all qualified defined benefit plans (whether or not terminated) of the Employers, Related Companies and Section 415 Affiliates shall be treated as one defined benefit plan.

         8.6. $7,000 Limitation. In no event shall the Pre-tax Contributions for a Member under the Plan (together with elective deferrals under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed $7,000 or such larger amount as may be permitted under section 402(g) of the Code. If during any taxable year a Member is also a member in another cash or deferred arrangement and if his elective deferrals under such other arrangement together with his Pre-tax Contributions exceed the maximum amount permitted for the Member for that year under section 402(g) of the Code, the Member, not later than March 1 following the close of such taxable year, may request the Committee to direct the Trustee to distribute all or a portion of such excess to him, with allocable gains or losses for that Plan Year (determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to the distribution of excess contributions under this subsection 8.6 and subsections 8.8, 8.10 and
8.11 to all affected Members, or (ii) satisfies any alternative method set forth in applicable Treasury regulations). Any such request shall be in writing and shall include adequate proof of the existence of such excess, as determined by the Committee in its sole discretion, taking into account any Pre-tax Contributions previously distributed to the Member pursuant to subsection 8.8. If the Committee is so notified, such excess amount shall be distributed to the Member no later than the April 15 following the close of the Member's taxable year. In addition, if the applicable limitation for a Plan Year happens to be exceeded with respect to this Plan alone, or this Plan and another plan or plans of the Employers and Related Companies, the Committee shall direct such excess Pre-tax Contributions (with allocable gains or losses) to be distributed to the Member as soon as practicable after the Committee is notified of the excess deferrals by the Company, an Employer of the Member, or otherwise discovers the error (but no later than the April 15 following the close of the Member's taxable year). Notwithstanding the foregoing provisions of this subsection 8.6, the amount to be distributed under this subsection 8.6 shall be reduced by the dollar amount of any Pre-Tax Contributions previously distributed to the same Member pursuant to subsection 8.8, provided, however, that for purposes of subsection 8.3, the correction under this subsection 8.6 shall be deemed to have occurred before the correction under subsection 8.8. The provisions of this subsection 8.6 shall be effective January 1, 1987.

         8.7. Section 401(k)(3) Testing. Effective January 1, 1987, for any Plan Year, the average of the Deferral Percentages (as defined below) of each Eligible Employee who is Highly Compensated (the "Highly Compensated Group Deferral Percentage") shall not exceed the average of the Deferral Percentages of each Eligible Employee who is not Highly Compensated (the "Non-highly Compensated Group Deferral Percentage") be more than either (i) a factor of
1.25 or (ii) both a factor of 2 and a difference of 2. "Deferral Percentage" for any Eligible Employee for a Plan Year shall be determined by dividing his Pre-tax Contributions for the year by his Compensation for the year, subject to the following special rules:

         (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 (without regard to any suspension imposed by any other provisions hereunder) shall be counted, regardless of whether any Pre-tax Contributions are made on his behalf for the year;

         (b) the Deferral Percentage for any Highly Compensated Member who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other cash or deferred arrangements described in section 401(k) of the Code maintained by an Employer or a Related Company for a plan year that ends with or within the same calendar year as the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations), shall be determined as if all such elective deferrals were made on his behalf under the Plan;

         (c) for purposes of determining the Deferral Percentage of a Highly Compensated Member who is a 5-percent owner (as defined in section 416(i)(1)(B) of the Code) of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, the Pre-tax Contributions and Compensation of such Member shall include the Pre-tax Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-highly Compensated Group Deferral Percentages;

         (d) excess Pre-Tax Contributions distributed to a Member under subsection 8.6 shall be counted in determining such Member's Deferral Percentage except in the case of a distribution to a non-Highly Compensated Member required to comply with section 401(a)(30) of the Code;

         (e) if this Plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), then this subsection 8.7 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such plans may be aggregated only if they have the same plan year.

All Members, if any, who are members of a collective bargaining unit shall be disregarded under this subsection 8.7.

Application of the provisions of this subsection 8.7 shall be made in accordance with the requirements of section 401(k)(3) of the Code and applicable regulations thereunder.

         8.8. Correction Under Section 401(k) Test. Effective January 1, 1987, in the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.7, the Committee shall direct the Trustee to distribute to Highly Compensated Members enough of their Pre-tax Contributions under the leveling method described in applicable Treasury regulations, with any allocable gains or losses for such Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this subsection 8.8 and subsections 8.6, 8.10 and 8.11 to all affected Members or (ii) satisfies any alternative method set forth in applicable Treasury regulations, so that the Highly Compensated Group Deferral Percentage meets one of the tests referred to in subsection 8.7. The amounts to be distributed to any Member pursuant to this subsection 8.8 shall be reduced by the amount of any Pre-tax Contributions distributed to him for such Plan Year pursuant to subsection 8.6. The Committee shall take such actions no later than the close of the Plan Year following the Plan Year for which the excess Pre-tax Contributions were made.

         8.9. Code Section 401(m)(2) Testing. Effective January 1, 1987, for any Plan Year, the average of the Contribution Percentages (as defined below) of each Eligible Employee who is Highly Compensated (the "Highly Compensated Group Contribution Percentage") shall not exceed the average of the Contribution Percentages of each Eligible Employee who is not Highly Compensated (the "Non-highly Compensated Group Contribution

Percentage") by more than (i) a factor of 1.25 or (ii) both a factor of 2 and a difference of 2. "Contribution Percentage" for any Eligible Employee for a Plan Year shall be determined by dividing his Matching Contributions for the year by his Compensation for the year, subject to the following special rules:

         (a) any employee eligible to participate in the Plan at any time during a Plan Year in accordance with subsection 2.1 (without regard to any suspension imposed by any provision hereunder) shall be counted, regardless of whether any Matching Contributions are made for him for the year;

         (b) the Contribution Percentage for any Highly Compensated Member who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company with a Plan Year that ends with or within the Plan Year (other than a plan subject to mandatory disaggregation under applicable Treasury regulations) with after-tax or matching contributions shall be determined as if all such contributions were made under the Plan;

         (c) for purposes of determining the Contribution Percentage of a Highly Compensated Member who is a 5-percent owner (as defined in section 416(i)(1)(B) of the Code) of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, the Matching Contributions and Compensation of such Member shall include the Matching Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-highly Compensated Group Contribution Percentages; and

         (d) if this plan is aggregated with one or more other plans for purposes of section 410(b) of the Code (other than the average benefit percentage test), then this subsection 8.9 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after 1989, such plans may be aggregated only if they have the same plan year.

All Members, if any, who are Members of a collective bargaining unit shall be disregarded under this subsection 8.9.

Application of the provisions of this subsection 8.9 shall be made in accordance with the requirements of section 401(m)(2) of the Code and the regulations thereunder.

         8.10. Correction Under Section 401(m) Test. Effective January 1, 1987, in the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests referred to in subsection 8.9, the Committee shall direct the Trustee to distribute to Highly Compensated Members enough of their Matching Contributions under the leveling method described in applicable Treasury regulations, with any allocable gains or losses for such Plan Year determined in accordance with any reasonable method adopted by the Committee for that Plan Year that either (i) conforms to the accounting provisions of Section 7 and is consistently applied to making corrective distributions under this Section 8 and (ii) satisfies any alternative method set forth in applicable Treasury regulations so that the Highly Compensated Group Contribution Percentage meets one of the tests referred to in subsection 8.9. Notwithstanding the foregoing provisions of this subsection 8.10, any Matching Contributions that are attributable to excess Pre-tax Contributions distributed in accordance with subsection 8.6 or
8.8 shall be forfeited (and treated in the same manner as any other forfeiture under the Plan). The Committee shall make any necessary distribution no later than the close of the Plan Year following the Plan Year in which such excess contributions were contributed.

         8.11. Multiple Use of Alternative Limitation. Notwithstanding any other provision of this Section 8, for Plan Years beginning after 1988, if the 1.25 factors referred to in subsections 8.7 and 8.9 are both exceeded for a Plan Year, the leveling method of correction prescribed in subsection 8.10 shall be continued until the combined limitation set forth in Treas. Reg.
Section  1.401(m)-2(b) is satisfied for such Plan Year.

         8.12. Highly Compensated. Effective January 1, 1987, an employee or Member shall be "Highly Compensated" for any Plan Year if during that Plan Year or the preceding Plan Year, he:

         (a) was at any time a 5 percent owner (as defined in section 416(i)(1)(B) of the Code) of an Employer or a Related Company;

         (b) received Compensation in excess of $75,000 (indexed for cost-of-living adjustments under section 415(d) of the Code);

         (c) received Compensation in excess of $50,000 (indexed for cost-of-living adjustments under section 415(d) of the

                 Code), and was in the top-paid group of employees (as defined below) for such year; or

         (d) was at any time an officer and received Compensation greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such year, provided that the officers taken into account under this paragraph (d) shall be limited to 50;

provided, however, that an employee in category (b), (c) or (d) above for the current Plan Year who does not fall within at least one such category for the preceding Plan Year shall not be considered Highly Compensated for the current Plan Year unless he is also among the 100 most highly-paid employees of all the Employers and Related Companies for such current year. An employee shall be considered to be in the "top-paid group" of employees for any year if such employee is in the group consisting of the top 20 percent of the active employees of all the Employers and Related Companies when ranked on the basis of Compensation paid during such year. In determining the total number of active employees in a year, the following provisions shall apply:

                 (i) the term "employee" shall include a leased employee who is treated as an employee pursuant to the provisions of section 414(n)(2) of the Code, other than any individual who is covered by a safe-harbor plan described in section 414(n)(5) of the Code; and

                (ii) the following employees shall be disregarded: employees who have not attained age 21 by the end of the year; employees who by the end of the year have not completed 6 months of service (including service in the immediately preceding year); employees who normally work less than 17-1/2 hours per week; employees who normally work less than 6 months during any year; and non-resident aliens with no U.S. source income.

         8.13. Plan Disaggregation. Notwithstanding the foregoing provisions of this Section 8, to the extent permitted by regulation or other applicable guidance issued by the Internal Revenue Service, testing under subsections 8.7,
8.9 and 8.11 and correction under subsections 8.8, 8.10 and 8.11 may be performed separately with respect to different groups of Eligible Employees under the Plan as determined by the Plan Administrator, provided that each such group meets the requirements of applicable regulations under section 401(a)(4) of the Code.

                                   SECTION 9

                            Vesting and Termination

         9.1. Vesting. Each Member shall have a fully vested, nonforfeitable interest in his Accounts at all times.

         9.2. Termination Date. A Member's "Termination Date" shall be the date on which his employment with the Employers and Related Companies terminates for any reason.

         9.3. Distribution Only Upon Separation From Service. Notwithstanding any other provision of the Plan to the contrary, a Member may not commence distribution of his Savings Incentive Account pursuant to Section 11, even though his employment with the Employers and Related Companies has terminated, unless or until he also has a "separation from service" within the meaning of section 401(k)(2)(B) of the Code. The foregoing restriction shall not apply, however, if the Member's termination of employment occurs in connection with the sale by an Employer to an unrelated corporation of at least 85 percent of the assets of a trade or business, or the sale of its interest in a subsidiary to an unrelated entity, provided (a) the Member remains employed in such trade or business or by such subsidiary after the sale, (b) the Employer continues to maintain the Plan after the sale, (c) no transfer of the Member's Accounts occurs or is scheduled to occur after the sale pursuant to subsection 13.3 to a plan of such subsidiary or of the purchaser of such assets (or any entity affiliated therewith), and (d) the Member receives distribution of his Accounts under the Plan in a lump sum by the end of the second calendar year after the year in which the sale occurs.


                                   SECTION 10

                            Loans and Withdrawals of
                          Contributions While Employed

         10.1. Loans to Members. The Committee, upon request by a Member in such form and manner as the Committee may require, may authorize a loan to be made to the Member from his vested interest in the Trust in accordance with the following provisions of this subsection 10.1, provided, however, that effective January 1, 1994, a Member shall have the right to apply to the Committee for a loan only if at the time such application is filed (i) the Member is in the active employment of a member of the Employer Group; or (ii) after termination of employment but only in the case of a Member who is a party in interest with respect to the Plan (as such term is defined in ERISA Section 3(14)):

         (a) Effective January 1, 1987, no loan shall be made to a Member if, immediately after such loan, the sum of the outstanding balances (including principal and interest) of all loans made to him under this Plan and under any other qualified retirement plans maintained by the Related Companies would exceed $50,000, reduced by the amount, if any, by which (i) exceeds (ii) where:

                 (i) equals the highest outstanding balance of all loans to the Member from the plans during the one-year period ending on the day immediately before the date on which the loan is made; and

                (ii) equals the outstanding balance of loans from the plans to the Member on the date on which such loan is made;

                 and no loan shall be made to a Member if the aggregate amount of that loan and the outstanding balance of any other loans to the Member from the Plan (and any other plans) would exceed one-half of the total vested balance of the Member's Accounts under the Plan as of the date the loan is made.

         (b)     Each loan shall be evidenced by a written note providing for:

                 (i) a reasonable repayment period of not more than 5 years from the date of the loan (or such longer period as the Committee may permit for a loan used to acquire a dwelling which, within a reasonable period of time, will be used as the Member's principal residence);

                (ii)      a reasonable rate of interest;

               (iii) substantially equal payments of principal and interest over the term of the loan no less frequently than quarterly; and

                (iv) such other terms and conditions as the Committee shall determine.

         (c) A Loan Fund shall be established and maintained for each Member to whom a loan is granted, and shall be credited with an amount equal to the principal amount of the loan. The principal amount shall be withdrawn first from a Member's Voluntary Contributions Account, if any, then, to the extent necessary, from his

                 Employer Contributions Account, if any, and then, to the extent necessary, from his Savings Incentive Account. The principal amount shall be withdrawn pro rata from each Investment Fund in which the Member's Accounts are then invested.

         (d) Promissory notes and related documentation shall be held by the Administrator.

         (e) Payments of principal and interest to the Trustee with respect to any loan to a Member:

                 (i) shall reduce the outstanding balance with respect to that loan;

                (ii) shall reduce the balance of the Loan Fund holding the promissory note reflecting that loan;

               (iii) shall be credited to the Member's Accounts pro rata based upon the outstanding loan balance in each Account; and

                (iv) shall increase the amount invested in the Investment Funds (other than the Loan Fund) in accordance with the Member's investment elections then in effect.

         (f) A Member's obligation to repay a loan (or loans) from the Plan shall be secured by the Member's vested interest in the Plan.

         (g) Generally, loan repayments shall be made by payroll deductions each pay period, commencing the last pay period of the month in which the loan is issued. However, during any period when payroll deduction is not possible or is not permitted under applicable law, repayment will be made by personal check.

         (h)     The loan may be prepaid in full at any time without penalty.

         (i) Any loan to a Member shall provide that, upon the Member's Termination Date, if the Member does not elect, at that time, to repay the loan in full, loan repayments will be made on a monthly basis by personal check. Notwithstanding any other provision of the Plan to the contrary, if the outstanding balance of principal and interest on any loan is not paid at the expiration of its term, a default shall occur and the Trustee shall apply all or a portion of the Member's vested interest in the Plan in satisfaction of such outstanding obligation, but only to the extent such vested interest (or portion thereof) is then distributable under applicable provisions of the Code and the terms of the Plan. If necessary to satisfy the entire outstanding obligation, such application of the Member's vested interest may be executed in a series of actions as amounts credited to the Member's Accounts become distributable.

         (j) If distribution is to be made to a Beneficiary in accordance with subsection 11.2, any outstanding promissory note of the Member shall be canceled and the unpaid balance of the loan, together with any accrued interest thereon, shall be treated as a distribution to or on behalf of the Member immediately prior to commencement of distribution to the Beneficiary.

         (k) The Committee may from time to time establish and amend rules and regulations pertaining to the administration of loans and the circumstances under which loans will be granted. Such rules and regulations may, among other things, pertain to:
                 (i) the date by which a loan application must be received;
                 (ii) minimum dollar amount of loan; (iii) limiting loan repayment to payroll deduction; (iv) date of disbursement of loan proceeds; and (v) maximum number of loans permitted.

         (l) Any loan under the Continental Illinois Employees Profit Sharing Trust or the Cash and Deferred Plan requiring Committee approval which was approved by the Committee prior to July 1, 1985, shall be governed by the provisions of those agreements as in effect at the time of such approval.

         10.2. Withdrawals During Employment. A Member whose Termination Date has not yet occurred may elect to withdraw all or part of his interest in his Accounts (other than any amount credited to the Loan Fund), as of any Accounting Date in such manner as the Committee shall require, as provided and in the order set forth below:

         (a) up to 100 percent of the voluntary after-tax contributions (excluding any earnings thereon) made by the Member to his Voluntary Contributions Account prior to January 1, 1987;

         (b) up to 100 percent of the earnings credited to his Voluntary Contributions Account;

         (c)     up to 100 percent of his Employer Contributions Account;

         (d) in the event of a Hardship, up to 100 percent of the Pre-tax Contributions made on his behalf under subsection 4.1.

Notwithstanding the foregoing, an individual who has attained the age of 59-1/2 may withdraw amounts from the accounts described in paragraphs (a)-(d) in any order and may make withdrawals of all amounts in his Savings Incentive Account. No withdrawal in an amount less than $500 shall be permitted. The Committee may from time to time establish and amend such further rules and regulations pertaining to the administration of withdrawals, as necessary, including the date by which requests for withdrawals must be received. Each Member who elects to make a withdrawal shall receive the information described at subsection 11.1(d) within the time periods described therein. If the value of a Member's Accounts (including any loans outstanding) exceeds $3,500 as of the date of his withdrawal request (or at the time of any prior distribution or withdrawal) his election, if any, to receive a distribution of such amounts prior to attainment of age 65 shall not be effective unless made in writing on such form as the Committee shall provide no more than 90 days before the date such payment is scheduled to be made and after receipt of the materials described at subsection 11.1(d).

         10.3. Hardship Withdrawals. A withdrawal will not be considered to be made on account of "Hardship" unless the following requirements are met:

         (a) The withdrawal is requested because of an immediate and heavy financial need of the Member, and will be so deemed if the Member represents that the withdrawal is made on account of:

                 (i) expenses for medical care described in section 213(d) of the Code incurred by the Member, the Member's spouse or any dependent of the Member (as defined in section 152 of the Code) or necessary for such persons to obtain such medical care;

                (ii) the purchase (excluding mortgage payments) of a principal residence of the Member;

               (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, or his spouse, children or dependents;

                (iv) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                 (v) any other circumstances of immediate and heavy financial need identified as such in revenue rulings, notices or other documents of the Internal Revenue Service of general applicability.

         (b) The withdrawal must also be necessary to satisfy the immediate and heavy financial need of the Member, and will be so deemed if all of the following requirements are satisfied:

                 (i) the Member represents that the withdrawal is not in excess of the amount of an immediate and heavy financial need (taking into account any applicable income or penalty taxes resulting from the withdrawal);

                (ii) the Member has obtained all distributions (other than hardship withdrawals under this subsection 10.3) and all nontaxable loans currently available under the Plan and all other plans maintained by the Related Companies;

               (iii) Notwithstanding any other provision of the Plan, Pre-tax Contributions and Matching Contributions by or on behalf of the Member shall be suspended for a period of 12 months after the Member makes a Hardship withdrawal under this subsection 10.3, and the Member shall be prohibited from making any contributions for the same period to any other deferred compensation plan of an Employer or Related Company (whether or not qualified); and

                (iv) in the Member's taxable year immediately following the taxable year of the Hardship withdrawal, the Pre-tax Contributions contributed on behalf of the Member shall not exceed the applicable limit under subsection 8.6 for such next taxable year less the amount of Pre-tax Contributions contributed on behalf of the Member for the taxable year of the Hardship withdrawal.

                 A Member shall not fail to be treated as an Eligible Employee for purposes of subsections 8.7 and 8.9 merely because of the application of subparagraph 10.3(b)(iv) above.

         10.4. Forms of Loan and Withdrawal. For purposes of subsection 10.1, all Accounts shall be valued as of the Accounting Date immediately preceding the date upon which the loan application is filed or date a loan is requested via Benefits Express. All loan proceeds shall be paid in cash. For purposes of subsection 10.2, all Accounts shall be valued as of the Accounting Date on the last day of the month in which the withdrawal is requested. Withdrawals pursuant to subsection 10.2 shall be paid in cash.


                                   SECTION 11

                                 Distributions

         11.1. Distributions to Members After Termination of Employment. If a Termination Date occurs with respect to a Member (for a reason other than his death), the balance of his Accounts shall be distributed in accordance with the following provisions of this subsection 11.1, subject to the provisions of subsection 11.3:

         (a) Such amounts, less any outstanding loan balance distributable in accordance with subsection 10.1(i), shall be distributed to the Member on (or as soon as practicable after) the Distribution Date he elects, in the form of a cash payment in a lump sum. "Distribution Date" shall mean the Accounting Date as of which a payment in any form is made pursuant to this Section, which date shall be no earlier than the month in which the Member's Termination Date occurs and no later than the December Accounting Date for the Plan Year in which occurs the later of the date the Member attains age 65 or his Termination Date.

         (b) Notwithstanding the provisions of Subsection 11.1(a), a Member's election, if any, to receive a distribution of such amounts as of a Distribution Date prior to his attainment of age 65, shall not be effective unless in connection therewith the Member files a written consent to such early distribution on such form as the Committee shall prescribe no more than 90 days before the date as of which such payment is to be made. A Member's consent to a distribution prior to age 65 shall not be effective unless given after the Member has received the materials described at subsection 11.1(c) within the time period described therein.

         (c) Each Member who has incurred a Termination Date and is eligible to receive a distribution hereunder shall be given a general explanation of information regarding the Member's right to defer receipt of the distribution under subsection 11.1(b), if applicable, and information relating to subsection
                 11.10. Such information must be provided to a Member no more than 90 days before the date as of which payment of the Member's benefit is scheduled to be made and must provide the Member with a 30 day period after receipt of such materials in which to decide whether to elect a direct rollover under subsection 11.10 or, in the case of a Member described at subsection 11.1(b), a distribution prior to attainment of age 65.

         11.2. Distributions to Beneficiaries. Subject to subsection 11.4, if a Member dies while any portion of his Accounts remain undistributed, the balance of his Accounts determined in accordance with subsection 11.5, less any outstanding loan balance distributable in accordance with paragraph 10.1(i), shall be distributed as soon as practicable after the Accounting Date following the date of his death, to his Beneficiary (as defined in subsection 11.4) in a lump sum cash payment.

         11.3. Limits on Commencement and Duration of Distributions. The following distributions rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. Section 1.401(a)(9)-2, and shall supersede any other provision of the Plan to the contrary:

         (a) In no event shall distribution commence later than 60 days after the close of the Plan Year in which the latest of the following events occurs: the Member's attainment of age 65; or the Member's Termination Date; and

         (b) Notwithstanding any other provision herein to the contrary, distribution of the Member's Accounts shall commence by lump sum cash payment of his entire Account balances no later than his "Required Beginning Date", that is, April 1 of the calendar year following the calendar year in which he attains age 70-1/2, (and each December 31 thereafter with respect to subsequently allocated amounts) unless the Member attained age 70-1/2 prior to January 1, 1988 (during a Plan Year when he was not a 5 percent or more owner, as described in Code section 416), in which case his Required Beginning Date will be delayed until his Termination Date.

         11.4. Beneficiary Designations. The term "Beneficiary" shall mean the Member's surviving spouse. However, if the Member is not married, or if the Member is married but his spouse consents to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Member designates (contingently or jointly) to receive the balance of his Accounts upon his death. Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument (in the form prescribed by the Committee) signed by the Member and received by the Committee prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse. In default of such designation, or at any time when there is no surviving spouse and no surviving Beneficiary designated by the Member, payment shall be made in the following order:

         (a) the entire amount to the surviving spouse, i.e., the individual to whom the Member was legally married at the time of his death; or

         (b) in equal shares to the Member's surviving descendants (including descendants by adoption), per stirpes; or

         (c) in equal shares to the Member's surviving parents, or the entire amount to a single surviving parent; or

         (d) in equal shares to the Member's surviving brothers and sisters, except that if any brother or sister does not survive such member but there is any descendant of them who survives such person, then the share the deceased brother or sister would have received had he or she survived such Member shall be distributed to his or her descendants, per stirpes; or

         (e)     to the legal representative of the estate of such Member.

For purposes of the Plan, "spouse" means the person to whom the Member is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 11.4, no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if it is established to the satisfaction of the Committee that the spouse's consent may not or need not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury regulations.

         11.5. Valuation Pursuant to Distribution. For purposes of any distribution under this Section 11, a Member's Accounts shall be valued, and the amount to be distributed to such Member determined, as of the Accounting Date which is his Distribution Date. Such distribution shall also include an amount equal to any Pre-tax or Matching Contributions allocable to his Account as of such Distribution Date but not yet allocated.

         11.6. Application of Forfeitures. Any forfeitures of Matching Contributions and earnings thereon during a Plan Year pursuant to subsection
5.5 shall be used to reduce the amount of Matching Contributions otherwise required of the Employer that originally made the forfeited Matching Contributions for the Plan Year in which such forfeiture occurs.

         11.7. Facility of Payment. Notwithstanding the provisions of subsections 11.1, 11.2 and 11.11 if, in the Committee's opinion, a Member or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate. Thereafter, any benefits under the Plan to which such Member or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

         11.8. Interests Not Transferable. The interests of Members and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of loans made under the Plan and qualified domestic relations orders that relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder. Notwithstanding any other provision of the Plan to the contrary, effective with respect to final qualified domestic relations orders received by the Committee on or after July 1, 1993, such domestic relations order may permit distribution of the entire portion of the Account balance of a Member awarded to his alternate payee, in a lump sum payment as soon as practicable after the Committee determines that such order is qualified, without regard to whether the Member would himself be entitled under the terms of the Plan to withdraw or receive a distribution of such vested amount at that time.

         11.9. Absence of Guaranty. None of the Committee, the Trustee, or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

         11.10. Direct Rollover Option. Effective with respect to distributions made on or after January 1, 1993, to the extent required under the applicable provisions of section 401(a)(31) of the Code and regulations issued thereunder, any Member, the surviving spouse of a Member and any spouse or former spouse who is an alternate payee under a qualified domestic relations order receiving an "eligible rollover distribution" from the Plan (as defined in Code section 401(a)(31)), may direct the Committee to transfer such distributable amount, or a portion thereof, to an "eligible retirement plan" (as defined in Code section 401(a)(31)), as a direct rollover, in accordance with uniform rules established by the Committee. In no event may the amount transferred to an eligible retirement plan be less than $500 or the entire amount of the distribution if less.

         11.11. Missing Members or Beneficiaries. Each Member and each designated Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Member or designated Beneficiary at his last post office address filed with the Committee, or, in the case of a Member, if no address is filed with the Committee, then at his last post office address as shown on the Employers' records, will be binding on the Member and his designated Beneficiary for all purposes of the Plan. None of the Committee, the Employers nor the Trustee will be required to search for or locate a Member or designated Beneficiary.

         11.12. Disability Distribution. Notwithstanding any other provision of the Plan to the contrary, a Member who is determined by the Medical Director of CBC to be disabled, within the meaning of section 401(k)(2)(B) of the Code, may elect immediate distribution of the balance of his Accounts without regard to whether his Termination Date has occurred.


                                   SECTION 12

                                 The Committee

         12.1. Membership. The Plan shall be administered by a Committee (referred to in the Plan as "the Committee") consisting of not less than three nor more than seven Employees of CBC or any Employer who shall jointly and severally serve at the will of the Chief Human Resources Officer of CBC (the "CHRO"), without compensation for their services. The members of the Committee may resign or be removed pursuant to the provisions of subsection 12.9. The CHRO may, from time to time, appoint one or more alternate members of the Committee to serve and act as a member of the Committee during the absence of a member or specified member of the Committee, and in such order of priority, if any, as he shall determine. Any alternate member of the Committee who shall, in accordance with the terms of his appointment, at any time act as a member of the Committee, shall, while so acting, be deemed in all respects to be a member of the Committee and to have all the rights, powers, duties and immunities of such a member.

         Except as otherwise specifically provided in this Section 12, in controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing signed without meeting, and shall have the following discretionary authority, powers, rights and duties in addition to those vested in it elsewhere in the Plan or Trust:

         (a) to adopt and amend such rules and regulations which are consistent with the terms of the Plan and in the Committee's opinion, may be necessary or advisable for the proper and efficient administration of the Plan;

         (b) to enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Committee;

         (c) to determine conclusively all questions arising under the Plan, including interpretation of the provisions of the Plan and of any designation of any beneficiary and determination of the rights, eligibility or identities of employees, Members, beneficiaries and their respective benefits, and the value of their respective interests in the Trust, and to remedy any ambiguities, inconsistencies or omissions of whatever kind; provided, however, that a member of the Committee may not participate in any matter relating solely to himself;

         (d) to maintain and keep adequate records (or cause the Trustee or others to do so) concerning the Plan, its Accounts and its proceedings and acts in such form and detail as the Committee may decide;

         (e)     to direct all payments of benefits under the Plan;

         (f) to perform the functions of a "plan administrator" as defined in section 414(g) of the Code, for purposes of Section 7 and for purposes of establishing and implementing procedures to determine the qualified status of domestic relations orders (in accordance with the requirements of section 414(p) of the Code) and to administer distributions under such qualified orders;

         (g) to employ agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties;

         (h) to establish a claims procedure in accordance with section 503 of ERISA;

         (i) to rely upon the Employers to notify it in writing of all facts which may be necessary to determine the proper allocation and crediting of contributions to Accounts of Members and to determine the basis upon which any distributions are to be made, including but not being limited to such facts concerning employees, Members or their beneficiaries as credited service, Salaries, death and dates of death, incapacity, financial necessity, legal disability, granting or termination of leaves of absence, and termination of employment; and to act solely upon the basis of such notification and such facts received from the Employers;

         (j)     to determine whether to consent to any loan to a Member;

         (k) to rely on any document or signature believed by the Committee to be genuine;

         (l) to select an Administrator for the Plan and a Chairman of the Committee and such other officers as desired, including a Secretary who may, but need not be, a member of the Committee;

         (m) to execute any instrument required by signing one instrument or concurrent instruments; to authorize any one or more of its members, or its Secretary, to sign on its behalf, notices, authorizations, directions, consents, approvals, waivers or other documents in connection with the administration of the Plan;

         (n) to perform any actions that the Trust Agreement contemplates that the Committee shall perform; and

         (o) to do and perform any and all acts in the administration of the Plan necessary to its fulfillment, and no enumeration of specific powers and duties herein made shall be construed as a limitation upon this general power.

The certificate of a majority of the members of the Committee or the Chairman or Secretary of the Committee or any agent selected by the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

         12.2. Allocation and Delegation of Committee Responsibilities and Powers. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members, but only upon the unanimous vote of all members of the Committee. The Committee may also delegate all or any part of its responsibilities and powers to any person or persons selected by it, including, without limitation, CBC, any Employer, the Secretary, or the Administrator. Any such allocation or delegation and the acceptance thereof by the Committee member or delegate shall be in writing and may be revoked at any time. Any member or delegate exercising Committee responsibilities and powers under this subsection shall periodically report to the Committee on its exercise thereof and the discharge of such responsibilities. Neither CBC nor any Employer, nor their employees, committees and agents, shall incur any liability for any act taken or omitted by any of them in good faith in connection with any such delegation.

         12.3. Uniform Rules. In managing the Plan, the Committee shall uniformly apply rules and regulations adopted by it to all persons similarly situated.

         12.4. Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Member's period of employment, termination of employment and the reason therefor, Leave of Absence, reemployment and Salary shall be conclusive on all persons unless determined to be incorrect. Members and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

         12.5. Committee's Decision Final. Any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

         12.6. Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Members and other persons entitled to benefits under the Plan, and:

         (a) for the exclusive purpose of providing benefits to Members and other persons entitled to benefits under the Plan; and

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         12.7. Remuneration and Expenses. No remuneration shall be paid from the Plan to any Committee member as such. However, the reasonable expenses (including the fees and expenses of persons employed by it in accordance with paragraph 12.1(g)) of a Committee member incurred in the performance of a Committee function may be reimbursed by the Trust unless reimbursed by the Employers.

         12.8. Indemnification of the Committee. CBC shall indemnify each member of the Committee, [the Secretary] and the Administrator for and hold them harmless against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against any such person at any time by reason of his service under this Plan if such person did not act dishonestly or in willful or negligent violation of the law or regulation under which such liability, loss, cost or expense arises.

         12.9. Resignation or Removal of Committee Member. A Committee member may be removed by the CHRO or may resign by giving written notice to the CHRO.

         12.10. Appointment of Successor Committee Members. The CHRO may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members, the other Employers and the Trustee. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

         12.11. Information to Trustee Concerning Committee. At the time of appointment of any member or alternate member of the Committee, CBC shall furnish the Trustee with the name and specimen signature of such member or alternative member, and the Committee from time to time shall furnish the Trustee with the name and specimen signature of each member, alternate member or other agent of the Committee upon whose statement of the decision or direction of the Committee the Trustee is authorized to rely. Until notified of the change of any member, alternate member or agent of the Committee, the Trustee shall act upon the assumption that there has been no change. The Trustee may conclusively assume that any alternate member of the Committee at any time purporting to act as a member of the Committee is fully empowered to act as such member.


                                   SECTION 13

                           Amendment and Termination

         13.1. Amendment. While the Company expects to continue the Plan, it necessarily reserves the right, subject to the provisions of the Trust Agreement, to terminate the Plan or to amend it from time to time. Subject to the provisions of this Section 13, the Chairman of CBC may amend the Plan in whole or in part, which amendment may be given such retroactive application as he may determine, provided that no such amendment shall affect allocations or distributions made prior to such amendment, or reduce a Member's interest in the Plan to less than an amount equal to the amount he would have been entitled to receive if he had resigned from the employ of the Employers and the Related Companies on the day of the amendment and no amendment will eliminate an optional form of benefit with respect to a Member or Beneficiary except as otherwise permitted by law. Notwithstanding the foregoing, any amendment to terminate the

Plan pursuant to subsection 13.3 must be adopted by the Human Resources Committee of the Board of Directors of the Company.

         13.2. Method of Making Amendment. Each amendment of the Plan shall be made by written instrument executed by the Chairman of CBC.

         13.3. Termination. The Plan will terminate as to all of the Employers on any day specified by the Company if advance written notice of the termination is given to the other Employers. Employees of any Employer shall cease active participation in the Plan (and will be treated as inactive Members in accordance with subsection 2.2) on the first to occur of the following:

         (a) the date on which that Employer, by appropriate action communicated in writing to the Company, ceases to be a contributing sponsor of the Plan;

         (b) the date that Employer is judicially declared bankrupt or insolvent; or

         (c) the dissolution, merger, consolidation, reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of this subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

         13.4. Merger and Consolidation of the Plan, Transfer of Plan Assets. The Committee in its discretion may direct the Trustee to transfer all or a portion of the assets of this Plan to another defined contribution plan of the Employers or Related Companies which is qualified under section 401(a) of the Code or, in the event of the sale of stock of an Employer or all or a portion of the assets of an Employer, to a qualified plan of an employer which is not a Related Company. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provision shall be made so that each affected Member in the Plan on the date thereof (if the Plan, as applied to that Member, then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan, as applied to him, had then terminated.

         13.5. Vesting and Distribution on Termination and Partial Termination. Upon termination or partial termination of the Plan, or complete discontinuation of contributions to the Plan, each Member shall continue to be fully vested in all of his Accounts, and all benefits under the Plan shall continue to be paid in accordance with Sections 10 and 11 as such section may be amended from time to time.

         13.6. Notice of Amendment, Termination or Partial Termination. Affected Members will be notified of an amendment, termination or partial termination of the Plan as required by law.

         IN WITNESS WHEREOF, Continental Bank Corporation has caused this instrument to be executed and its corporate seal hereunto affixed by its duly authorized officers this 24th day of August 1994.

                                                CONTINENTAL BANK CORPORATION

                                                By: /s/  THOMAS THEOBALD
                                                    ---------------------------
                                                    Title:  Chairman

Attest:

  By:  /s/  KEVIN HALLAGAN
     ---------------------------
     Title:  ___________________
             (Corporate Seal)

                                  SUPPLEMENT A
                                       TO
                The Continental Employees Savings Incentive Plan
                               (Top-Heavy Status)


Application               A-1.  This Supplement A to The Continental Employees Savings Incentive Plan (the "Plan") shall be
- -----------               applicable on and after the date on which the Plan becomes Top-Heavy (as described in subsection
                          A-4).

Definitions               A-2.  Unless the context clearly implies or indicates to the contrary, a word, term or phrase used
- -----------               or defined in the Plan is similarly used or defined for purposes of this Supplement A.

Affected                  A-3.  For purposes of this Supplement A, the term "Affected Member" means each Member who is
Member                    employed by an Employer or a Related Company during any Plan Year for which the Plan is Top-Heavy,
- --------                  that provided for any such Plan Year, the term "Affected Member" shall include any Eligible Employee of an Employer who is not a Member solely because he failed to make contributions under subsection
                          4.1 for that year.

Top-Heavy                 A-4.  The Plan shall be "Top-Heavy" for any Plan Year if, as of the Determination Date for that
- ---------                 year (as described in paragraph (a) next below), the present value of the benefits attributable to
                          Key Employees (as defined in subsection A-5) under all Aggregation Plans (as defined in subsection
                          A-8) exceeds 60 percent of the present value of all benefits under such plan.  The foregoing determination shall be made in accordance with the provisions of section 416 of the Code.  Subject to the preceding sentence:

                          (a)       The Determination Date with respect to any plan for purposes of determining Top-Heavy status for any plan year of that plan shall be the last day of the preceding plan year or, in the case of the first plan

                                         year of that plan, the last day of that year.  The present value of benefits as of any Determination Date shall be determined as of the accounting date or valuation date coincident with or next preceding the Determination Date.  If the plan years of all Aggregation Plans do not coincide, the Top-Heavy status of the
                                         Plan on any Determination Date shall be determined by aggregating the present value of Plan benefits on that date with the present value of the benefits under each other Aggregation Plan determined as of the Determination Date of such other Aggregation Plan which occurs in the same calendar year as the Plan's
                                         Determination Date.

                               (b)       Benefits under any plan as of any Determination Date shall include the amount of any distributions from that plan made during the plan year which includes the
                                         Determination Date (including distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group) or during any of the preceding four plan years, but shall not include any amounts attributable to employee contributions which are deductible under section 219 of the Code, any amounts attributable to employee-initiated rollovers or transfers made after December 31, 1983 from a plan maintained by an unrelated employer, or, in case of a defined contribution plan, any amounts attributable to contributions made after the Determination Date unless such contributions are required by section 412 of the Code or are made for the plan's first plan year.

                               (c)       Benefits attributable to a member shall include benefits paid or payable to a beneficiary of the member, but shall not include benefits paid or payable to any member who has not performed services for an Employer or Related
                                         Company during any of the five plan years ending on the applicable Determination
                                         Date; provided, however, that if a member performs no services for five years and then performs services, the benefits attributable to such member shall be included.

                               (d)       The accrued benefit of any member who is a Non-Key Employee with respect to a plan but who was a Key Employee with respect to such plan for any prior plan year shall not be taken into account.

                               (e)       The accrued benefit of a Non-Key Employee shall be determined under the method which is used for accrual purposes for all plans of the Employer and Related
                                         Companies; or, if there is not such a method, as if the benefit accrued not
                                         more rapidly than the slowest accrual rate   permitted under section 411(b)(1)(C)
                                         of the Code.

                               (f)       The present value of benefits under all defined benefit plans shall be determined on the basis of a 6 percent per annum interest factor and the 1984
                                         Unisex Pension Mortality Table, with a one-year setback.

Key Employee                   A-5.      The term "Key Employee" means an employee or deceased employee (or beneficiary
- ------------                  of such deceased employee) who is a Key Employee within the meaning ascribed to that term by section 416(i) of the Code.  Subject to the preceding sentence, the term Key Employee includes any employee or deceased employee (or beneficiary of such deceased employee)
                              who at any time during the plan year which includes the Determination Date or during any of the four preceding plan years was:

                               (a)       an officer of any Employer or Related Company with Compensation in excess of 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which that year ends; provided, however, that the maximum number of employees who shall be considered Key Employees under this paragraph
                                         (a) shall be 50.

                               (b)       one of the 10 employees owning the largest interests in any Employer or any
                                         Related Company (disregarding any ownership interest which is less than 1/2 of one percent), excluding any employee for any plan year whose Compensation did not exceed the applicable amount in effect under section 415(c)(1)(A) of the Code for the calendar year in which that year ends;

                               (c)       a 5 percent owner of any Employer or of any Related Company; or

                               (d)       a 1 percent owner of any Employer or any Related Company having Compensation in excess of $150,000.

Compensation                   A-6.      The term "Compensation" for purposes of this Supplement A generally means W-2
- ------------                   compensation for the calendar year ending with or within that plan year, not exceeding
                               (i) for years after 1988 and before 1994, $200,000 or such other amount as may be permitted for any year under Code section 401(a)(17) and (ii) for years after 1993,
                               $150,000 or such other amount as may be permitted under Code Section 401(a)(17).  However, for Plan Years beginning on or after January 1, 1989, solely for purposes of determining who is a Key Employee, the term "Compensation" means compensation as defined in Code section 414(q)(7).


Non-Key Employee               A-7.      The term "Non-Key Employee" means any employee (or beneficiary of a deceased
- ----------------               employee) who is not a Key Employee.

Aggregation Plan               A-8.      The term "Aggregation Plan" means the Plan and each other retirement plan
- ----------------               (including any terminated plan) maintained by an Employer or Related Company which is qualified under section 401(a) of the Code and which:

                               (a)       during the plan year which includes the applicable Determination Date, or during any of the preceding four plan years, includes a Key Employee as a member;

                               (b)       during the plan year which includes the applicable Determination Date or, during any of the preceding four plan years, enables the Plan or any plan in which a Key Employee participates to meet the requirements of section 401(a)(4)
                                         or 410 of the Code; or

                               (c)       at the election of the Employer, would meet the requirements of sections
                                         401(a)(4) and 410 if it were considered together with the Plan and all other plans described in paragraphs (a) and (b) next above.

Required                       A-9.      The term "Required Aggregation Plan" means a plan described in either
Aggregation                    paragraph (a) or (b) of subsection A-8.
Plan
- -----------

Permissive                     A-10.     The term "Permissive Aggregation Plan" means a plan described in paragraph
Aggregation                    (c) of subsection A-8.
Plan
- -----------

Vesting                        A-11.     The Account balances of each Member shall be 100 percent vested.
- -------

Minimum                        A-12.  For any Plan Year during which the Plan is Top-Heavy, the minimum amount of
Contribution                   Employer contributions and forfeitures, excluding elective contributions
- ------------                   as defined in Code section 401(k) and

                               employer matching contributions as defined in Code section 401(m), allocated to the
                               Accounts of each Affected Member who is employed by an Employer or Related Company on the last day of that year, who is a Non-Key Employee and who is not entitled to a minimum benefit for that year under any defined benefit Aggregation Plan which is top-heavy shall, when expressed as a percentage of the  Affected Member's Compensation, be equal to the lesser of:

                               (a)       3 percent; or

                               (b)       the percentage at which Employer contributions (including Employer contributions made pursuant to a cash or deferred arrangement) and Forfeitures are allocated to the Accounts of the Key Employee for whom such percentage is greatest.

                               For purposes of the preceding sentence, compensation earned while a member of a group of employees to which the Plan has not been extended shall be disregarded.  Paragraph (b) next above shall not be applicable for any Plan Year if the Plan enables a defined benefit plan described in paragraph A-8(a) or A-8(b) to meet the requirements of section 401(a)(4) or
                               410 for that year.  Employer contributions for any Plan Year during which the Plan is
                               Top-Heavy shall be allocated first to non-Key Employees until the requirements of this subsection A-12 have been met and, to the extent necessary to comply with the provisions of this subsection A-12, additional contributions shall be required of the Employers.

Aggregate                      A-13.     (a)  Subject to the provisions of paragraph (b) of this subsection A-13, for
Benefit Limit                  any Plan Year during which the Plan is Top-Heavy, paragraphs (2)(B) and (3)(B) of
- -------------                  section 415(e) of the Code shall be applied by substituting "1.0" for "1.25".

                                   APPENDIX A
                                       TO
                           The Continental Employees
                             Savings Incentive Plan

                                   EMPLOYERS

Continental Bank Corporation
Continental Bank International Finance Corporation
Continental Illinois Trust Company of Florida,
  National Association
Continental Illinois Service Corporation
Continental Illinois Commercial Corporation
Continental Brokerage Services, Inc.
Continental Partners Group, Inc.
Continental Service Group




                                   APP-A-1

                                   APPENDIX B
                                       TO
                           The Continental Employees
                             Savings Incentive Plan

                                 DEFINED TERMS

1.5              -        Accounting Date
7.1              -        Accounts
7.2              -        Adjusted Net Worth
1.3              -        Administrator
8.2              -        Annual Additions
5.1              -        Basic Employer Matching Contributions
11.4             -        Beneficiary
1.1              -        Cash and Deferred Plan and Trust
1.1              -        CBC
6.1              -        Company Stock Fund
12.1             -        Chief Human Resources Officer
1.1              -        Code
12.1             -        Committee
1.1              -        Company
8.2              -        Compensation
8.7              -        Contribution Percentage
8.7              -        Deferred Percentage
11.1             -        Distribution Date
1.1              -        Effective Date
2.2              -        Eligible Employee
1.2              -        Employer
7.1              -        Employer Contributions Account
2.1              -        Entry Date
2.2              -        Excluded Employee
10.3             -        Hardship
8.12             -        Highly Compensated
8.9              -        Highly Compensated Group
                           Contribution Percentage
8.7              -        Highly Compensated Group
                            Deferral Percentage
6.1              -        Investment Funds
2.6              -        Leased Employee
3.2              -        Leave of Absence
6.1              -        Loan Fund
5.1              -        Matching Contribution
3.3              -        Maternity or Paternity Absence
2.1              -        Member
8.9              -        Non-highly Compensated Group
                            Contribution Percentage
8.7              -        Non-highly Compensated Group
                            Deferral Percentage
3.3              -        One Year Break in Service





                                   APP-B-1

1.1              -        Plan
1.4              -        Plan Year
2.3              -        Pre-tax Contribution Agreement
4.1              -        Pre-tax Contributions
1.2              -        Related Company
11.3             -        Required Beginning Date
6.1              -        Retirement Plans Investment Committee
4.6              -        Rollover Contributions
4.5              -        Salary
7.1              -        Savings Incentive Account
8.3              -        Section 415 Affiliate
11.4             -        Spouse
5.1              -        Supplemental Employer Matching Contributions
9.2              -        Termination Date
1.3              -        Trust
1.3              -        Trustee
7.1              -        Voluntary Contributions Account
3.1              -        Year of Service





                                   APP-B-2

                 CONTINENTAL EMPLOYEES SAVINGS INCENTIVE TRUST

                               TABLE OF CONTENTS


Section 1 - ESTABLISHMENT OF TRUST
         1.1.             Name
         1.2.             Use of Terms
         1.3.             Plan Contributions
         1.4.             Effective Date

Section 2 - TRUST FUND ADMINISTRATION
         2.1.             Trust Fund
         2.2.             Administrative Committee
         2.3.             Retirement Plans Investment Committee
         2.4.             Information to Trustee Concerning Committees
         2.5.             Fiduciary Responsibility

Section 3 - INVESTMENT OF TRUST FUND
         3.1.             Investment Funds
         3.2.             Company Stock Fund
         3.3.             Participant-Directed Investments
         3.4.             Investment Managers

Section 4 - POWERS AND DUTIES OF TRUSTEE
         4.1.             Trustee's Powers
         4.2.             Provisions Related to Company Stock Fund
         4.3.             Records and Accounts of Trustee
         4.4.             Reports
         4.5.             Approval of Reports
         4.6.             Reliance Upon Advice of Counsel
         4.7              Compensation and Expenses
         4.8.             Protection of Persons Dealing with Trustee
         4.9.             Withholding of Taxes

Section 5 - REMOVAL OR RESIGNATION OF TRUSTEE
         5.1.             Removal or Resignation of Trustee
         5.2.             Successor Trustee

Section 6 - AMENDMENT, DISCONTINUANCE OR TERMINATION
         6.1.             Authority to Amend, Discontinue, or Terminate
         6.2.             Restrictions on Amendment
         6.3.             Method of Making Amendment
         6.4.             Effect of Discontinuance or Termination
         6.5.             Diversion of Fund Prohibited

Section 7 - MISCELLANEOUS
         7.1.             Tax Exemption of Trust
         7.2.             Payment by Employer of Expenses of Committees
                               and Trustee
         7.3.             Rights Only as Specified
         7.4.             Limitation on Transfer of Interests
         7.5.             Method of Employer Action
         7.6.             Legal Actions
         7.7.             Controlling Law
         7.8.             Counterparts
         7.9.             Indemnification of the Trustee
         7.10.            Ancillary Trustee

                 CONTINENTAL EMPLOYEES SAVINGS INCENTIVE TRUST



         This Agreement is made and entered into this 24th day of August, 1994 by and between Continental Bank Corporation, a Delaware corporation (hereinafter referred to as "CBC") and Continental Trust Company, as trustee (hereinafter referred to as the "Trustee").

         WHEREAS, CBC established the Continental Employees Savings Incentive Plan and Trust, effective as of July 1, 1985, which Plan and Trust has been amended from time to time thereafter; and

         WHEREAS, CBC wishes to amend and restate said Plan and Trust as separate documents, and this agreement constitutes an amendment and restatement of the trust provisions of said Plan and Trust;

         NOW, THEREFORE, CBC and the Trustee hereby agree as follows:

                                   SECTION 1

                             ESTABLISHMENT OF TRUST

         1.1. Name. The trust created by this agreement shall be known as the Continental Employees Savings Incentive Trust (the "Trust"), which Trust forms a part of the Continental Employees Savings Incentive Plan (the "Plan").

         1.2. Use of Terms. Words and phrases used and defined in the Plan are similarly used and defined for purposes of the Trust.

         1.3. Plan Contributions. The Trustee shall be accountable for all contributions made under the Plan received by it, but shall have no duty to require any such contributions to be made or to be delivered to it or to determine that any amounts received are authorized under the Plan or are in the correct amount.

         1.4. Effective Date. The provisions of the Trust as amended and restated herein shall be effective as of January 1, 1994, except as may otherwise be specifically provided herein. Any provision with an earlier effective date shall be treated as an amendment of the Trust as previously in effect.

                                   SECTION 2

                           TRUST FUND ADMINISTRATION

         2.1. Trust Fund. The "Trust Fund" shall consist of all property held by the Trustee or its agents under the Trust as of any date.

         2.2. Administrative Committee. The Plan provides for the appointment of an Administrative Committee to administer the Plan. The administrator of the Plan shall be selected by the Administrative Committee and, except as otherwise expressly provided in the Plan, shall have the rights, duties and obligations of an "administrator" as that term is defined in Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 as amended from time to time ("ERISA") and of a "plan administrator" as that term is defined in Section 414(g) of the Internal Revenue Code of 1986 as amended from time to time (the "Code"). The members of the Administrative Committee shall be "named fiduciaries" of the Plan and Trust, as described in Section 402 of ERISA.

         2.3. Retirement Plans Investment Committee. In addition to the Administrative Committee, there shall be a Retirement Plans Investment Committee (the "Investment Committee"), which shall have the duties and responsibilities set forth in this trust agreement, and which shall act in accordance with its Rules of Organization and Procedure. The members of the Investment Committee shall be "named fiduciaries" of the Trust, as described in
Section 402 of ERISA.

         The Administrative Committee and the Investment Committee are sometimes hereinafter referred to collectively as the "Committees".

         2.4. Information to Trustee Concerning Committees. At the time of appointment of any member or alternate member of the Committees, CBC shall furnish the Trustee with the name and specimen signature of such member or alternate member, and the Committees from time to time shall furnish the Trustee with the name and specimen signature of each member, alternate member or other agent of the Committees upon whose statement of the decision or direction of the Committees the Trustee is authorized to rely. Until notified of the change of any member, alternate member or agent of the Committees, the Trustee shall act upon the assumption that there has been no change. The Trustee may conclusively assume that any alternate member of the Committees at any time purporting to act as a member of the Committees is fully empowered to act as such member.

         2.5. Fiduciary Responsibility. The Trustee, the Committees, the plan administrator, any investment manager appointed pursuant to the provisions of
Section 3.4, and any other person acting as a fiduciary with respect to the Plan or Trust shall discharge their duties thereunder solely in the interests of the Members and their beneficiaries, and

         (a) for the exclusive purpose of providing benefits to Plan Members and their beneficiaries and defraying reasonable expenses of administering the Plan and Trust;

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

         (c) to the extent of such fiduciary's responsibility for investment of the Trust Fund, by diversifying such investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.


                                   SECTION 3

                            INVESTMENT OF TRUST FUND


         3.1. Investment Funds. The Investment Committee may from time to time direct the Trustee to establish one or more Investment Funds within the Trust Fund (or to eliminate or temporarily suspend the operation of an existing Investment Fund), bearing such names, and having such investment objectives and guidelines as the Investment Committee may determine and communicate to the Trustee. The Trustee will invest contributions and Plan Account balances among the Investment Funds in such proportions and at such times as directed by the Administrative Committee, but shall have no duty to verify or confirm the accuracy of such directions and shall not be responsible for any loss resulting from following such directions.

         3.2. Company Stock Fund. The Investment Committee may establish a "Company Stock Fund" which shall be invested in common stock of CBC or any other security which is a "qualifying employer security," as that term is defined in Section 407 of ERISA; provided, however that any such investment complies with all the requirements prescribed by ERISA with respect to such investment. Such securities may be contributed by the Employer, or may be purchased from or sold to the Employer or on the open market or in any other manner or from or to any person as may be permitted by applicable law.

         3.3. Participant-Directed Investments. The establishment of the Trust's Investment Funds, the investment changes authorized by the Plan, and the investment information provided to Members and their beneficiaries, are designed to comply with the requirements of Section 404(c) of ERISA and regulations issued thereunder by the Department of Labor to permit Members and their beneficiaries to direct the investment of their own Accounts in a manner that is informed and appropriate for their investment objectives. Section 404(c) of ERISA provides that if Members or their beneficiaries exercise investment control over their own Accounts, Plan and Trust fiduciaries may not be liable for losses that result directly from investment instructions given by Members or their beneficiaries.

         3.4. Investment Managers. Notwithstanding any other provision of this trust agreement, the Investment Committee, as named fiduciary, may direct the segregation of all or any portion of the Trust Fund or any Investment Fund into one or more accounts to be known as Investment Manager Accounts, and if it does so, shall also appoint one or more investment managers to manage the portion or portions of the Trust Fund or Investment Fund so segregated. Any investment manager so appointed shall be an "investment manager" as that term is defined in Section 3(38) of ERISA. Concurrently with its acceptance of its appointment hereunder, an investment manager shall (1) certify in writing to the Investment Committee and to the Trustee that it is an "investment manager" as defined in ERISA, (2) acknowledge in writing to the Investment Committee and to the Trustee that it is a "fiduciary" as that term is defined in Section 3(21)(A) of ERISA, and (3) certify in writing to the Investment Committee and the Trustee that it has received a copy of this trust agreement.

         With respect to any assets held in an Investment Manager Account, and subject to the terms of this trust agreement, the investment manager shall have the power, without prior consultation with the Trustee, to manage, acquire or dispose of any asset held in such Investment Manager Account, and to direct the Trustee with respect to the acquisition, retention, disposition or management of such assets. The investment manager, if so authorized by the Investment Committee, may have or retain the physical custody or indicia of ownership of any asset. The Trustee shall follow all directions of the investment manager regarding the Investment Manager Account, and shall not be liable to the Employer, the Investment Committee or to any

Member or beneficiary of the Trust Fund for so doing or for failing to take any action in the absence of directions from the investment manager. The Trustee shall not be liable for any act or omission of an investment manager, or be under any obligation to invest, review or otherwise manage any asset of the Trust Fund which is held in an Investment Manager Account. Notwithstanding the foregoing, the Trustee shall not be relieved of any liability imposed upon it by ERISA.

         Directions of an investment manager to the Trustee shall be in writing or may be made orally and confirmed in writing as soon as practicable thereafter. The Trustee may assume that the establishment of an Investment Manager Account and the appointment of an investment manager pursuant to the terms of this provision continue in force until receipt of written notice to the contrary from the Investment Committee.

         Pending receipt of directions from an investment manager for any Investment Manager Account, any cash received by the Trustee from time to time for such Investment Manager Account may be retained by the Trustee in cash.

         The Trustee is authorized and directed to pay from the Trust Fund all fees, charges and expenses incurred in the operation and administration of any Investment Manager Account to the extent they are not paid by the Employer.


                                   SECTION 4

                          POWERS AND DUTIES OF TRUSTEE

         4.1. Trustee's Powers. Subject to Section 3, the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Trust or by law:

         (a) to invest in property or interests in property of any kind, real or personal, wherever located, including but not limited to common and preferred stocks, fixed income securities, demand notes or any other forms of commercial paper, convertible securities, options, financial instrument futures, contracts issued by insurance companies or banks, mutual funds (including but not limited to mutual funds with respect to which the Trustee or any of its affiliates may provide investment advisory, recordkeeping or other services), promissory notes of Members and others, and any collective or pooled fund referred to in Section 4.1(b); provided, however, that any investment in contracts issued by insurance companies or banks shall be made only with such insurance companies or banks and upon such terms and conditions as the Investment Committee or an investment manager shall direct;

         (b) to invest the assets of the Trust Fund or any Investment Fund in any collective investment trust then qualified for tax-exemption under Section 401(a) of the Internal Revenue Code, or amendments thereof, which is then maintained by the bank, trust company or other financial institution or entity then acting as a Trustee, co-Trustee, agent for the Trustee hereunder, or as an investment manager. The provisions of the document governing such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this agreement;

         (c) to invest all or any portion of any Investment Fund in qualifying employer securities (as that term is defined in Section 407 of ERISA); provided that any such investment complies with all requirements prescribed by ERISA with respect to such investment;

         (d) pending payment of expenses or benefits or investment or distribution of available funds, or transfer of Trust Fund assets to an Investment Fund, the Trustee may retain any portion of the Trust Fund or any Investment Fund in cash (without liability for interest), or may invest in short-term government obligations, commercial paper, demand notes, time deposits (including those in the banking departments of any bank affiliated with the Trustee), collective funds or other similar types of short-term fixed income obligations or interests therein;

         (e) to retain, control, manage, improve, develop, repair and operate any assets of the Trust Fund;

         (f) to sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such term extends beyond the duration of the Trust or commences in the future), enter into agreements and orders with respect to, mortgage, pledge, or otherwise deal with or dispose of, any assets of the Trust Fund in such manner, for such consideration and upon such terms and conditions, as the Trustee in its discretion shall determine;

         (g) to employ such agents, advisors, consultants and counsel (who may be counsel for CBC or any Designated Affiliate) as the Trustee may deem reasonably necessary or desirable, or as the Administrative Committee or the Investment Committee may direct in order to assist them in performing their duties under the Plan and Trust, and to pay such agents, advisors, consultants and counsel reasonable compensation from the Trust Fund;

         (h) to settle, compromise or abandon any claim or demand in favor of or against the Trust Fund;

         (i) to borrow money for the Trust Fund (either from any bank affiliated with the Trustee or from others) with or without giving security from the Trust Fund;

         (j) except as provided in Section 4.2, to vote any corporate stock either in person or by proxy for any purpose and to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of any security which may be an asset of the Trust Fund and to make any payments incidental thereto; to consent to, take any action in connection with, and receive and retain any securities resulting from, any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, any securities of which may be an asset of the Trust Fund, including but not limited to the execution of any documents necessary to the registration of such securities;

         (k) to organize or incorporate (or participate in the organization or incorporation of) under the laws of any jurisdiction, one or more corporations or other entities for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Trust Fund and to exercise with respect thereto any of the powers, rights, and duties it has with respect to other assets of the Trust Fund;

         (l) to cause any asset of the Trust Fund to be issued, held or registered in the name of a nominee, including the nominee of a corporate depository, or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such asset;

         (m) when directed by the Administrative Committee, to make loans to Members and beneficiaries under the Plan from the Trust Fund in such amounts and under such conditions as are specified by the Administrative Committee without inquiring as to whether the loan is proper under the terms of the Plan or under any applicable state or federal law; the Administrator shall be responsible for issuing and maintaining custody of promissory notes and other documentation pertaining to such loans, and all related loan disclosure and recordkeeping matters;

         (n) to lend Trust Fund assets on a secured or unsecured basis for any purpose the Trustee may deem suitable or desirable, and to permit any loaned securities to be transferred into the name of and voted by the borrower or others, and to hold any collateral received in connection with such loan in bulk or pursuant to any master loan agreement in which the Trust Fund may hold an unallocated interest in such collateral together with other funds for which Continental Trust Company or a successor thereof is acting as trustee, agent or advisor; provided that the lending of securities and the taking of any compensation in connection therewith (whether from the Trust Fund or otherwise) shall comply with Department of Labor Prohibited Transaction Class Exemptions 81-6 and 82-63 to the extent applicable;

         (o) when directed by the Administrative Committee, to accept a "Rollover Contribution" as that term is defined in Section 4.6 of the Plan; and

         (p) to exercise all powers and rights of an individual owner with respect to any property of the Trust Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Trust Fund, although such powers, rights and acts are not specifically enumerated in the Trust.

         4.2. Provisions Related to Company Stock Fund.

         (a) Voting Rights. In all matters submitted to a vote of the stockholders of CBC, the Trustee shall vote shares of CBC common stock held in the Company Stock Fund in such manner as is specified in written directions received from Members. Each Member shall be entitled to so direct the Trustee with respect to the vote of the number of shares (including fractional shares), if any, which represents his proportionate interest in said Stock Fund as of the most recent Accounting Date. All such Members shall be provided with such information and notices with respect to such vote as are required of CBC by applicable law, at the same time and in the same manner as is required for other stockholders. To the extent that a Member fails to direct the Trustee to vote such shares, the Trustee shall vote such shares in the same proportion as it votes shares for which it has received directions from Members.

         (b) Tender and Exchanges. In the event of an offer, including a tender offer, for the purchase or exchange of the stock of CBC, or in the event of the merger of CBC with another corporation pursuant to which the stock of CBC is to be exchanged for the stock of such other corporation or for cash, the Administrative Committee shall direct the Trustee as to the number of shares (including fractional shares, if any) in the Company Stock Fund that may be sold or tendered, or, in the event of such merger, the relative amounts of CBC stock in the Company Stock Fund to be converted into stock of such other corporation or cash.

         4.3. Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, except those that under the provisions hereof or of the Plan are to be maintained by the Committees. All records and accounts of the Trustee shall be available at all reasonable times for inspection or audit by the auditors of CBC. All accounts of the Trustee shall be kept on an accrual basis.

         4.4. Reports. As soon as practicable following the close of each Plan Year or at such other times as the Plan may provide or CBC may request, the Trustee shall file with CBC a written report setting forth all transactions with respect to the Trust Fund and each Investment Fund during such year and listing the assets of the Trust Fund and each Investment Fund and the fair market valuation thereof as of the close of such year. The Trustee shall file with CBC such other reports for such periods as it desires or which CBC requests.

         4.5. Approval of Reports. Upon the receipt by the Trustee of CBC's written approval of any such report, or upon the expiration of six months after delivery of any such report to CBC, such report (as originally stated if no objection has been theretofore filed by CBC, or as theretofore adjusted pursuant to agreement between CBC and the Trustee) shall be deemed to be approved by CBC except as to matters, if any, covered by written objections theretofore delivered to the Trustee by CBC regarding which the Trustee has not given an explanation, or made adjustments, satisfactory to CBC, and the Trustee shall be released and discharged as to all items, matters and things set forth or reflected in such report which are not covered by such written objections as if such report had been settled and allowed by a decree of a court having jurisdiction regarding such report and of the Trustee and the Committees. The Trustee, nevertheless, shall have the right to have its accounts and reports settled by judicial proceedings if it so elects.

         4.6. Reliance Upon Advice of Counsel. The Trustee may consult with legal counsel, who may be counsel for CBC or any Designated Affiliate, with respect to any of its rights, duties or obligations hereunder and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

         4.7. Compensation and Expenses. The Trustee is authorized to pay from the Trust Fund such reasonable compensation for its services hereunder as may be agreed to by the Employer, and all expenses and taxes of the Trustee and of the Committees (including fees of their attorneys and agents) incurred in connection with the exercise of their powers, duties and functions under the Plan and Trust, to the extent such compensation, expenses and taxes are not paid by the Employer.

         4.8. Protection of Persons Dealing with Trustee. No person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

         4.9. Withholding of Taxes. The Trustee may withhold or require the withholding from any distribution pursuant to the Plan such amount as the Trustee may reasonably estimate is necessary to cover any taxes for which the Trustee may be liable or required to withhold, or that are or may be assessed with regard to such distribution, and may pay such taxes from the amount so withheld. Upon discharge or settlement of obligations with respect to such taxes, the balance, if any, of any such amount so withheld in the Accounts of a Member shall be distributed to the distributee from whose distribution it was withheld or, if such distributee is then deceased, as directed by the Administrative Committee pursuant to Section 11 of the Plan. Prior to the making or any distribution hereunder, the Trustee may require such releases or other documents from any taxing authority or may require such indemnity and surety bond as it reasonably deems necessary or advisable for its protection.


                                   SECTION 5

                       REMOVAL OR RESIGNATION OF TRUSTEE

         5.1. Removal or Resignation of Trustee. The Trustee may be removed by the Board of Directors of CBC effective upon delivery to it of written notice to that effect. The Trustee may resign and such resignation shall become effective thirty (30) days after the delivery of a notice thereof to CBC.

         5.2. Successor Trustee. In the event of the resignation, removal or refusal or inability to act of any Trustee, the Board of Directors of CBC shall appoint a successor Trustee or Trustees. Within sixty (60) days after notice of such resignation or removal of the Trustee, the Trustee shall file with CBC a written account of the scope and character required by Section 4.4 covering the period since its last such accounting, and CBC shall indicate approval or disapproval of such statement by instrument in writing delivered to the Trustee. In the absence of disapproval, exception or objection by CBC delivered to the Trustee within ninety (90) days after CBC shall have received such account, the account shall be deemed to have been approved by CBC, and, in that event or upon written approval by CBC, said removed or resigning Trustee shall be finally released and discharged hereunder.

         The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but any resigning or removed Trustee shall execute all instruments and do all acts necessary to vest such title in the successor Trustee. Each successor Trustee shall have, exercise, and enjoy all powers, both discretionary and ministerial, herein conferred upon his or its predecessor. No successor Trustee shall be obliged to examine the accounts, records and acts of any previous Trustee, and such successor Trustee in no way or manner shall be responsible for any action or omission to act on the part of any previous Trustee.


                                   SECTION 6

                    AMENDMENT, DISCONTINUANCE OR TERMINATION

         6.1. Authority to Amend, Discontinue, or Terminate. Subject to the provisions of Sections 6.2, 6.3 and 6.5, the Chairman of CBC may amend the Trust in whole or in part, which amendment may be given such retroactive application as he may determine, provided that no such amendment shall affect allocations or distributions made prior to such amendment, and further provided that Sections 5.1 and 5.2 may be amended only as expressly authorized by the Compensation Committee of the Board of Directors of CBC.

         6.2. Restrictions on Amendment. No amendment to the Trust may be made which shall:

         (a) diminish the amount of any balance of any Member's Accounts which would be distributable to such Member or his beneficiary if such Member had resigned from the employment of a member of the Employer Group immediately prior to such amendment;

         (b) authorize or cause a diversion or use of any part of the Trust Fund in a manner prohibited by Section 6.5; or

         (c) change the duties, liabilities or immunities of the Trustee without its written consent.

         6.3. Method of Making Amendment. Each amendment of this Trust shall be made by written instrument executed by the Chairman of CBC. A copy of such amendment and of any authorizations required by Section 6.1 shall be delivered to the Trustee. Acceptance by the Trustee shall be required with respect to any amendment which changes its duties, liabilities or immunities.

         6.4. Effect of Discontinuance or Termination. If CBC permanently discontinues contributions under the Plan, the date of such discontinuance shall, unless such date is an Accounting Date, be considered a special Accounting Date and all adjustments required as of that date shall be made. In the event CBC terminates the Trust or permanently discontinues contributions under the Plan, the Trustee shall continue to hold, invest, administer, and distribute the Trust Fund pursuant to the provisions of the Trust and as directed by the Committees until no assets of the Trust Fund remain in its possession.

         6.5. Diversion of Fund Prohibited. At no time (either by operation of law, amendment or termination of the Trust, the happening of any contingency, collateral agreement or otherwise) shall any part of the Trust Fund (other than such part as is required to pay compensation, taxes and expenses) be used for, or diverted to, purposes other than for the exclusive benefit of Members or their beneficiaries, except as may be permitted by Section 403 of ERISA.


                                   SECTION 7

                                 MISCELLANEOUS

         7.1. Tax Exemption of Trust. The Trust is hereby designated as constituting a part of a plan intended to qualify and to be tax exempt under
Section 401(a) and Section 501(a), respectively, of the Code. Until advised otherwise, the Trustee may conclusively assume that the Trust is so qualified and tax exempt.

         7.2. Payment by Employer of Expenses of Committees and Trustee. The Employer may pay any expenses (including fees of any person employed pursuant to Section 4.1(g)) of the Committees and of the Trustee in connection with the exercise of their powers, duties and functions under the Plan and Trust.

         7.3. Rights Only as Specified. Membership in the Plan will not give any Employee any right or claim to any benefit under the Plan or Trust unless such right or claim has specifically accrued under the terms of the Plan or Trust. Neither the Committees, nor the Trustee, nor the Employer in any way guarantee the Trust Fund from loss or depreciation.

         7.4. Limitation on Transfer of Interests. Except as hereinafter provided in this Section 7.4 and in Section 7.6, or as otherwise may be permitted by applicable law, the interest under the Plan and Trust of any Member or any beneficiary is not in any way subject to his debts or other obligations and may not be voluntarily or involuntarily sold, transferred, assigned, encumbered, commuted or anticipated, or voluntarily or involuntarily taken for the satisfaction of debts, other obligations or claims (including claims for alimony, support or separate maintenance) against him. Notwithstanding the foregoing:

         (a) The Trustee may at any time apply, to the extent required, all or any part of the balance of a Member's Accounts to the payment of any amount owing by such Member to the Trustee as the result of a loan made pursuant to Section 10 of the Plan; and

         (b) The Trustee shall comply with the requirements of any domestic relations order which the plan administrator has determined to be a "qualified domestic relations order," as defined in
                 Section 414(p) of the Code and Section 206(d) of ERISA.

         7.5. Method of Employer Action. Any action required or permitted to be taken by CBC or any Designated Affiliate that is not required herein to be evidenced by a resolution of its Board of Directors or a committee thereof, may be taken in its behalf by the Chairman of CBC or his delegate. The Chairman may delegate to such Employee or Employees as he may select, any or all of his responsibilities hereunder.

         7.6. Legal Actions. CBC and the Committees shall have the authority, either jointly or severally, to enforce the Plan and Trust on behalf of any and all persons having or claiming any interest in the Trust Fund. The Committees, CBC and the Trustee shall be the only necessary parties in any legal action or equitable proceeding pertaining to the Plan and Trust or any interest therein or the administration thereof, or for instructions to the Trustee. If a Member shall bring legal action against the Trustee, the Committees, the Trust Fund, an

Employer or any employee or agent thereof, the result of which shall be adverse to the party bringing suit, the cost to the Trustee, the Committees, or the Trust Fund for defending such suit shall be charged, to such extent as is possible and legally permissible, directly to the Accounts of such Member, and only the excess, if any, of such costs over and above the balance of the Member's Accounts shall be included in expenses of the Trust Fund.

         7.7. Controlling Law. The Trust shall be construed and administered according to Illinois law, except to the extent preempted by federal law.

         7.8. Counterparts. The Trust may be executed in any number of counterparts, each of which shall be considered an original, and no other counterpart need be produced.

         7.9. Indemnification of the Trustee. CBC hereby agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Trustee at any time by reason of the Trustee's service under this Agreement if the Trustee did not act dishonestly or in willful or negligent violation of the law or regulation under which such liability, loss, cost or expense arises.

         7.10. Ancillary Trustee. The Trustee may, with the consent of the Investment Committee, appoint one or more individuals or corporations as Ancillary Trustee. An Ancillary Trustee, concurrently with its appointment becoming effective, shall, to the exclusion of the Trustee, be vested with title to and management of such assets of the Trust Fund specifically designated in such appointment. The Ancillary Trustee shall have no rights, powers, titles or discretions with respect to any assets of the Trust Fund other than those designated in its appointment. As to such designated assets, each provision of the Trust applicable to the Trustee shall apply to the Ancillary Trustee, except that designated assets may not be sold without the consent of the Trustee. The Trustee and the Ancillary Trustee shall not be liable or responsible for the acts or omissions of the other. The Ancillary Trustee may be removed by the Trustee with the consent of the Investment Committee, or may resign at any time by written notice to the Trustee. Reasonable fees and expenses of the Ancillary Trustee may be paid from the Trust Fund if not paid by the Employer.

         IN WITNESS WHEREOF, CBC and the Trustee have caused the Trust to be signed and their corporate seals hereto affixed by their respective authorized officers this 24th day of August, 1994.


                                                   CONTINENTAL BANK CORPORATION


ATTEST:                                            By  /s/ Thomas C. Theobald
                                                     _________________________
                                                           Chairman
By  /s/ Kevin J. Hallagan
   ______________________
     (SEAL)
                                                   CONTINENTAL TRUST COMPANY


ATTEST:                                            By  /s/ John Mistretta
                                                     _______________________
                                                          Vice President
By  /s/  David Manuszak
   ____________________
     (SEAL)